UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bubblr Inc.

(Exact name of registrant as specified in its charter)

Wyoming	4899	86-2355916
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

21 West 46th Street

New York, New York 10036

(647)  646 2263
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

30 N Gould St Ste R

Sheridan, WY 82801

(307) 200-2803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Doney, Esq. The Doney Law Firm 4955 S. Durango Dr. Ste. 165 Las Vegas, NV 89113 (702) 982-5686	Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, NJ 08830 (732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED ___________, 2022

BUBBLR, INC.

_______ Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

We are offering _______ units (each a “Unit” and collectively, the “Units”) of Bubblr, Inc. (the “Company,” “Bubblr,” “we,” “our” or “us”) with each Unit consisting of one share of our Common Stock, par value $0.01 per share, which we refer to as the “Common Stock,” and one warrant (a “Warrant”) to purchase one share of Common Stock. The Warrants included in the Units are exercisable immediately, will expire [5] years from the date of issuance and have an exercise price of $___ per share ( ___% of the price per Unit sold in this offering).

The Units have no stand-alone rights and will not be certificated or issued in stand-alone form. Purchasers will receive only shares of Common Stock and Warrants. The shares of Common Stock and Warrants may be transferred separately, immediately upon issuance. The offering also includes the shares of Common stock issuable from time to time upon exercise of the Warrants.

Shares of our Common Stock are presently traded on the Pink Tier of the OTC Markets Group, Inc. (“OTC Markets”), under the symbol “BBLR.” On September 8, 2022, the last reported sale price of shares of our Common Stock was $0.20 per share. We intend to apply to list shares of our Common Stock and Warrants on The Nasdaq Capital Market (“Nasdaq”) under the symbols “BBLR” and “BBLRW”, respectively. No assurance can be given that our application will be approved or that the trading prices of shares of our Common Stock on the over-the-counter market will be indicative of the prices of shares of our Common Stock if they were traded on Nasdaq. If our listing application is not approved, we will not consummate this offering.

The public offering price per Unit will be determined at the time of pricing and may be at a discount to the current market price of our Common Stock. The recent market price of our Common Stock used throughout this prospectus may not be indicative of the final offering price of the Units. Prior to this offering, there has been no trading market for the Warrants.

Unless otherwise noted and other than in our historical financial statements and the notes thereto, the share and per share information in this prospectus reflects the proposed reverse split of the outstanding Common Stock at an assumed [●]-for-[●] ratio to occur prior to the closing of the offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total
Public Offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us before expenses (2)(3)	$	$

(1)	We have also agreed to issue warrants to the representative of the underwriters to purchase shares of Common Stock (“Representative’s Warrants”) and to reimburse the underwriters for certain expenses. See “Underwriting”.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of (i) the over-allotment option we have granted to the underwriters as described below and (ii) the Representative’s Warrants being issued to the underwriters.
(3)	Does not include proceeds from the exercise of Warrants.

We have granted a 45-day option to the underwriters to purchase from us up to ______ additional shares of our Common Stock and/or up to _________ additional Warrants, in any combination thereof, solely to cover over-allotments. The purchase price to be paid per additional share of Common Stock is $_______ per share and the purchase price to be paid per over-allotment Warrant will be $0.001 per warrant, less, in each case, underwriting discounts and commissions.

The underwriters expect to deliver the securities to investors in this offering on or about __________, 2022.

Sole Book-Running Manager

JOSEPH GUNNAR & CO. LLC

The date of this prospectus is ____________, 2022

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Units offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

For investors outside the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Units and the distribution of this prospectus outside of the United States.

Market and Other Industry Data

Unless otherwise indicated, market data and certain industry forecasts used throughout this prospectus were obtained from various sources, including internal surveys, market research, consultant surveys, publicly available information and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based upon our management’s knowledge of the industry, have not been independently verified. The future performance of the industry and markets in which we operate and intend to operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the sections titled “Risk Factors” and “Special Note Regarding Forward-looking Statements” and elsewhere in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications and reports.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that relate to future events or to our future operations or financial performance. Any forward-looking statement involves known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statement.

Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” “scheduled” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this registration statement, we caution you that these statements are based on our estimates or projections of the future that are subject to known and unknown risks and uncertainties and other important factors that may cause our actual results, level of activity, performance, experience or achievements to differ materially from those expressed or implied by any forward-looking statement. Actual results, level of activity, performance, experience or achievements may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including our critical accounting policies and risks and uncertainties relating, to:

▪	our strategies, prospects, plans, expectations, forecasts or objectives;
▪	our ability to achieve a marketable products and the costs and timing thereof;
▪	acceptance of our products by our target market and our ability to compete in such market;
▪	our ability to raise additional financing when needed and the terms and timing thereof;
▪	our ability to expand, protect and maintain our intellectual property rights;
▪	our future operations, financial position, revenues, costs, expenses, uses of cash, capital requirements, our need for additional financing or the period for which our existing cash resources will be sufficient to meet our operating requirements;
▪	our analysis of the target market for our platform;
▪	the impact of COVID-19 and other adverse public health developments on our operations and our industry:
▪	regulatory developments in the United States and other countries;
▪	our compliance with all applicable laws, rules and regulations, including those of the Securities and Exchange Commission, or SEC;
▪	our plans to list our Common Stock and Warrants on Nasdaq and whether an active trading market for our Common Stock and Warrants will develop;
▪	our ability to compete in the United States and internationally with larger and more substantial companies;
▪	general economic, business, political and social conditions;
▪	our reliance on and our ability to retain (and if necessary, timely recruit and replace) our officers, directors and key employees and their ability to timely and competently perform;
▪	our ability to generate significant revenues and achieve profitability;
▪	our ability to manage the growth of our business;
▪	our commercialization of the platform and marketing capabilities and strategies;
▪	our ability to expand, protect and maintain our intellectual property position;
▪	the success of competing third-party platforms;
▪	our ability to fully remediate our identified internal control material weaknesses;
▪	our ability to meet the initial or continuing listing requirement of the Nasdaq Capital Market;
▪	our ability to comply with regulatory requirements relating to our business, and the costs of compliance with those requirements;
▪	the specific risk factors discussed under the heading “Risk Factors” set forth in this prospectus; and
▪	various other matters, many of which are beyond our control.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all the information that you should consider before making your investment decision. Before investing in our Units, you should carefully read this entire prospectus, including the information set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our consolidated financial statements and the accompanying notes included in this prospectus.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Bubblr,” the “Company,” “we,” “us,” and “our” refer to Bubblr, Inc. and its wholly-owned subsidiaries, including Bubblr Limited and Bubblr Holdings Limited, which are a non-trading company and IP holding company, respectively, both formed and existing in the United Kingdom.

Overview

Bubblr, Inc is a company founded on the principles of digital disruption, innovation and the emerging importance of ethical Internet applications. We call this emergent global movement The Ethical Web (or, WEB.Ɛ).

The 5 pillars of WEB.Ɛ are:

•	An internet that decentralizes profits.
•	An internet that consecrates citizens’ rights to privacy.
•	An internet that levels the playing field for businesses
•	An internet that combats social and cultural division
•	An internet that is not corrupted by advertising

Mission

Our goal is to fix a broken internet model that currently suffers from the following failures:

1.	Systematic abuse of an individual’s personal data;
2.	Prohibitively expensive and complex businesses marketing channels for SMEs; and
3.	A lack of financial incentives to develop and sustain new Internet economic models.

Bubblr brings a holistic approach to the above problems in a fundamentally unique way. Building on its patented alternative online search mechanism and engaging with the global digital developer community, we plan to build a new economic platform that we believe will be sustainable and fair to users, online businesses, and all online stakeholders. Our mission is twofold:

1)	Empower the developers of a new Internet in creating Ethical Technologies both through in-house Intellectual Property, providing advanced digital tools that enable developers and creators to build fair-forward solutions to build a new Ethical Internet Ecosystem (the “Ethical Web” or WEB.Ɛ), and

2)	Acquire/Commercialize/Invest in WEB.Ɛ products and services developed on our global platform and/or with corporate corporate partners.

Open-Code Ecosystem

Understanding that the WEB.Ɛ concept is larger than any one entity, requiring various layers of technologies across multiple business sectors, we are building an Open-Code Platform (OSP) to engage and incentivize the world’s developers and engineers in our mission for a more equitable Internet, at the DNA level.

With our own intellectual property at its core, we will endeavor to construct our OCP with economic incentives for the developer community in mind, incorporating a number of related digital tools that support the ethical development of new mobile applications that adhere to and reflect the highest standards of WEB.Ɛ.

We believe that our software as a service (SAAS) Open-Code Platform will allow the open-source community, companies and not-for-profit organizations to be able to build their own mobile applications using templates downloadable from a central code repository. We intend to focus on Low-Code and No-Code applications as much as possible to attract a larger pool of developers. As partners register with our platform, they are provisioned with online dashboards that allow them to utilize the SAAS platform fully and will have their own sandbox provisioned to test their apps.

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Mobile-First

All of the consumer-based products subsequently developed by our registered partners are designed to deliver the presentation layer through mobile-first consumer experiences.

While we are a mobile-first company, we understand the need for flexibility in order to maximize market penetration. To this end we plan to develop relationships with the new wave of security-first browsers such as Brave, TOR and others.

Monetization and Market-Making

We are developing our platform by concentrating on proven value methodologies designed to exponentially increase the adoption of our IP through the following four-tiered process:

1.	Research, Development and Commercialization. We are creating an Open-Code Initiative designed to evolve our IP (developed under patent) as well as that of our partners and future potential acquisitions. This will allow us to identify growth areas and expand ecosystems, platforms, and products within those areas, positioning us for commercialization opportunities across a wide range of business sectors.

2.	Licensing and SAAS. We will provide revenue opportunities through partnerships with select start-ups and established corporations to further our reach and rapid development of platform applications. The SAAS platform will allow low volume, free community access. However, platform usage is metered, and those partners who start using the platform for larger volume will be obliged to pay an appropriate license fee.

3.	Venture Funding. We will license or otherwise provide our technology to select start-ups, teams and developers, and fund early stage startups that develop promising applications arising from the platform. This will allow us to grow a multi-sector ecosystem and maximize reach and revenues through multiple streams.

Advanced Tools and Future Services

We have developed a data-driven conversations (DDC) capability that is in the process of being implemented into our platform and app technologies. This generic application can be used by developers with access to our toolkit and will allow Bubblr to build and alter conversation search dialogues to optimize searching for information and content.

Additionally, are building complex AI and machine learning to optimize search results regarding relevance and salience for searching for critical information. Our plans include adding these algorithms to the Open-Code platform and development ecosystems and to our overall Software Development Kit (SDK).

The systems architecture to support these innovations continues to evolve and our plan is designed to evolve with it. Our belief is that a collection of technologies, geared to incentivize developed and create multiple revenue streams for Bubblr, is the perfect strategy to create exponential value for the Company and significantly enhance our shareholders’ interests.

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Corporate History

The Company was formed as a Nevada corporation on May 4, 1998 under the name “Llebpmac, Inc.” On November 1, 2000, it changed its name to “Cash Foods, Inc.” and operated under that name until May 16, 2003, when it changed its name to U.S. Wireless Online, Inc and operated under that name until March 30, 2020 when the Company changed its name to Bubblr, Inc.

The Company has engaged in several business combinations from formation to the present. On or about October 22, 2019, the Company relocated domicile to Wyoming.

On October 8, 2019, the County of Laramie, Wyoming, First District Court appointed Benjamin Berry, President of Synergy Management Group, LLC as court-appointed custodian for the Company.

On January 18, 2021, Stephen Morris, our officer and director, received 1 share of preferred stock, known as “The Special Series A Preferred.” The Special 2019 Series A Preferred has 60% voting rights over all classes of stock and was convertible into shares of the Company’s Common Stock.

On December 18, 2019, the Company and Bubblr Holdings Limited entered into an Agreement and Plan of Merger.

On February 7, 2020, the court-appointed custodianship (Benjamin Berry) was discharged by the courts.

On or about August 13, 2020, on completion of the reverse merger the company effectuated a one (1) for five hundred (555) reverse split of its 99,065,205 shares of Common Stock in the Company. The post-merger Common Stock held by shareholders was 179,444 shares of Common Stock.

On September 9, 2020, after closing the merger, the Company issued 127,811,328 Common Stock to the current shareholders of Bubblr Holdings Limited in exchange for 100% of the shares held by Bubblr Holdings. As a result of this transaction, Bubblr Holdings Ltd. is a wholly owned subsidiary of the Company.

Corporate Information

Our headquarters is located at 21 West 46th Street, New York, New York 10036. Our phone number is (647) 646-2263. General information about us can be found at www.bubblr.com. The information contained in, or that can accessed through, our website does not constitute a part of this prospectus.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

Recent Developments

Adoption of the 2022 Equity and Incentive Plan

On May 25, 2022, the Board approved, authorized, and adopted the Bubblr 2022 Equity and Incentive Plan (the “2022 Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the 2022 Plan. The 2022 Plan provides for the issuance of up to 28,400,000 shares of Common Stock through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) restricted stock units, stock appreciation rights (“SARs”) and other equity-based awards to directors, officers, consultants, attorneys, advisors and employees.

On May 25, 2022, the Company received a written consent in lieu of a meeting by the holder of our Special 2019 Series A Preferred Stock approving the adoption of the 2022 Plan.

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Amended and Restated Bylaws

On September 6, 2022, we adopted Amended and Restated Bylaws, prepared to correspond with Wyoming law as a result of our relocating domicile from Nevada to Wyoming.

Reverse Stock Split

On September 6, 2022, the Board approved the granting of discretionary authority to the Board, at any time or times for a period of up to twelve months, to adopt an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) with a ratio within the range of 1-for-10 to 1-for-150 (the “Reverse Stock Split Ratio”).

On September 6, 2022, the Company received a written consent in lieu of a meeting by the holder of our Special 2019 Series A Preferred Stock (the “Majority Stockholder”) authorizing the Reverse Stock Split and Reverse Stock Split Ratio for a period of up to twelve months.

Amended Loan Agreement and Cancellation of Special 2019 Series A Preferred Stock

        In 2016, our wholly owned subsidiary, Bubblr Limited, entered into a Loan Agreement with its founder and current officer of our company, Stephen Morris. As of June 30, 2022, the principal balance on the loan was £316,535 ( $385,381). On May 23, 2022, we entered into an amendment to the Loan Agreement with the same parties to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of a public offering by Bubblr, Inc., in the amount of no less than $7,500,000, or (ii) two years from the date of the amendment. In addition, on a date no later than five (5) business days from the date we complete a bridge financing of no less than $1.5 million USD, we shall pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the loan, and the balance of the principal of the loan shall be paid at the new maturity date.

On September 7, 2022, we entered into a second amendment with Bubblr Limited and Mr. Morris to add £52,088 ($60,000) to the principal of the loan in exchange for Mr. Morris canceling his Special 2019 Series A Preferred Stock, which had super voting rights.

New Loan Agreement

On September 6, 2022, our wholly owned subsidiary, Bubblr Limited, entered into a new Loan Agreement with Mr. Morris for £434,060 ($500,000). The new loan is unsecured, carries no interest, is non-convertible and is due upon maturity which is 3 years after the date of the agreement. In order to enter into the new loan, GHS Investments, LLC agreed to waive a prohibition on borrowing over $200,000 found in our Certificate of Designation for the Series C Preferred Stock, in exchange for our company issuing 281,000 shares of common stock to GHS Investments.

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The Offering

Securities offered by us:

_____ Units, each consisting of one share of Common Stock and one Warrant to purchase one share of Common Stock. The shares of our Common Stock and the Warrants comprising the units are immediately separable upon issuance and will be issued separately in this offering.

Public Offering Price:	$ per Unit, which is the mid-point of the estimated offering price range described on the cover of this prospectus. [1]

Over-Allotment Option:

We have granted the representative of the underwriters a 45-day option to purchase up to ______ additional shares of our Common Stock at a public offering price of $_______ per share and/or Warrants to purchase shares of our Common Stock at a public offering price of $0.01 per warrant, less, in each case, the underwriting discounts, in any combination solely to cover over-allotments, if any.  We refer to this option in this prospectus as the Underwriters’ Over-Allotment Option.

Warrants:	The warrants included within the units are exercisable immediately, have an exercise price of $_____ per share (___of the assumed public offering price per unit described on the cover of this prospectus) and expire five years from the date of issuance. The terms of the Warrants will be governed by a warrant agency agreement, dated as of the effective date of this offering, between us and ______________ as the warrant agent (the “Warrant Agent”). This prospectus also relates to the offering of the shares of Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities We are Offering —Warrants” in this prospectus.

Representative’s Warrants:	We will issue to the Representative warrants to purchase up to ______ shares of our Common Stock (or 142,059 shares of our Common Stock) if the underwriters exercise their over-allotment option in full). The Representative’s warrants will be exercisable at an exercise price per share equal to 100% of the public offering price and will be exercisable from 6 months after the date of issuance and will expire five years from the effective date of the registration statement of which this prospectus forms a part. See “Underwriting”.

Common Stock and Preferred Stock outstanding prior to this offering:	157,633,162 shares of Common Stock outstanding as of September 8, 2022. 903 shares of Series C Preferred Stock outstanding as of September 8, 2022.

Common Stock and Preferred Stock to be outstanding after this offering:

__________ shares of Common Stock (assuming that none of the Warrants are exercised) and _________ shares, if the Warrants offered hereby are exercised in full (1).

903 shares of Series C Preferred Stock

Use of proceeds:

We estimate that the net proceeds from this offering will be approximately $____________, or approximately $___________ if the underwriters exercise the Over-Allotment Option in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

Although we have not yet determined with certainty the manner in which we will allocate the net proceeds of this offering, we expect to use the net proceeds of this offering primarily for (i) development of our sales, marketing and administrative capabilities and organization, including but not limited to adding additional staff, public relations and advertising; (ii) creation and development of our software as a service (SAAS) Open-Code Platform; and (iii) working capital, other capital expenditures and general corporate purposes.

See “Use of Proceeds” for additional information.

[1]	The assumed public offering price of $ per unit, the mid-point of the range described on the cover of this prospectus. The actual number of units we will offer will be determined based on the actual public offering price.

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Risk factors:	Investing in our securities involves substantial risk. You should read the “Risk Factors” section beginning on page 8 and other information included in this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Proposed Nasdaq Trading Symbols:

Our Common Stock is quoted on the Pink Tier of the OTC Markets Group, Inc. (“OTC Markets”), under the symbol “BBLR,” and, to date, has traded on a limited basis. As of September 8, 2022, the last reported sale price of our Common Stock on OTC Markets was $0.20. There is no present trading market for the Warrants. We intend to apply to list our Common Stock and Warrants on the Nasdaq Stock Market (the “Nasdaq”) under the symbols “BBLR” and “BBLRW”, respectively. If Nasdaq does not approve the listing of our Common Stock and Warrants, we will not proceed with this offering. Nasdaq listing requirements include, among other things, a stock price threshold which we intend to meet by affecting a reverse split of our outstanding Common Stock at an assumed [●]-for-[●] ratio prior to the closing of the offering.

Lock-up Agreements:	We and our directors, officers and holders of 5% or more of our voting securities have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 180 days after the date of this prospectus. See “Underwriting”.

(1)	The number of shares of our Common Stock to be outstanding before and after this offering is based on 157,633,162 shares of our Common Stock outstanding as of September 8, 2022, and excludes, as of such date:

●	________ shares of Common Stock issuable upon exercise of the Warrants included in the units sold in the Offering;

●	2,027,890 shares of Common Stock issuable upon the conversion of outstanding convertible promissory notes;

●	3,488,742 shares of Common Stock issuable upon the conversion of Series C Preferred Stock ;

●	2,538,101 shares of Common Stock issuable upon exercise of outstanding warrants issued prior to the offering with a weighted average exercise price of approximately $0.32 per share;

●	0 shares of Common Stock issuable upon exercise of restricted stock units with a weighted average exercise price of approximately $ 0.00 per share;

●	16,400,000 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2022 Equity Incentive Plan (the “2022 Plan”);

●	________ shares of Common Stock issuable upon exercise by the underwriter of their option to purchase shares of Common Stock;

●	any securities issuable upon the exercise of the Underwriters’ Over-Allotment Option

●	_______ shares of Common Stock issuable upon exercise by the underwriter under its underwriter’s warrant

Except as otherwise indicated, all information in this prospectus assumes:

●	a public offering price of $____per unit which is the mid-point of the estimated offering price range described on the cover of this prospectus; and

●	a reverse stock split effected on _________ __, 2022 at a ratio of 1:_.

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Summary Financial Data

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and related notes thereto appearing elsewhere in this prospectus. The balance sheet data and summary statements of operations data at and for the six months ended June 30, 2022 and 2021, respectively, have been derived from our unaudited condensed financial statements appearing elsewhere in this prospectus and the balance sheet data and summary statements of operations data at and for the years ended December 31, 2021 and 2020 have been derived from our audited consolidated financial statements and footnotes included elsewhere in this prospectus. Our historical results are not necessarily indicative of our future results or of the results we expect in the future, nor are our results for part of the year necessarily indicative of the results to be expected for the full year.

Balance Sheet Data	December 31, 2021	December 31, 2020	June 30, 2022
Cash	$62,967	$96,602	$55,932
Total Assets	$1,857,814	$1,838,023	$1,494,904
Total Liabilities	$2,985,404	$1.206,242	$3,323,797
Total Stockholders’ Equity (Deficit)	$(1,127,590)	$631,781	$(1,828,893)

Statement of Operations	Year Ended December 31, 2021	Year Ended December 31, 2020	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Revenue	$-	$-	$-	$-
Loss for the Period	$(3,670,336)	$(1,162,863)	$(3,328,530)	$(2,584,044)

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before you invest in the Units, the Warrants and shares of our Common Stock, you should carefully consider the following risks, as well as general economic and business risks, and all of the other information contained in this registration statement. Any of the following risks could harm our business, operating results and financial condition and cause the trading price of shares of our Common Stock to decline, which would cause you to lose all or part of your investment. When determining whether to invest, you should also refer to the other information contained in this prospectus, including our financial statements and the related notes thereto.

Risk Related to Covid-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company instituted some temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position as of at June 30, 2022.

Most of the restrictions imposed by governments worldwide have now been relaxed. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements.

If there is a re-occurrence of government restrictions due to a new Covid-19 outbreak that may cause many companies to experience disruptions in their operations and in markets served, there is a risk that these estimates may change, as new events occur, and additional information is obtained.

Risk Factors Related to the Financial Condition of the Company

Because our auditor has issued a going concern opinion regarding our company, and we are dependent on outside financing for the continuation of our operations, there is an increased risk associated with an investment in our company.

We have continually operated at a loss with an accumulated deficit of $11,794,731 as of June 30, 2022. We have not generated any significant revenues and are dependent upon obtaining financing to continue operations for the next twelve months. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our Common Stock and/or through debt financing.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise $6,000,000for       our operations for the next 12 months and $18 million to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our ability to raise additional financing is unknown. Aside from our equity line with GHS Investments, we do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any significant revenues or profits and may not in the near future, if at all. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

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Risk Factors Related to Business of the Company

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;
▪	the budgetary constraints of our customers; seasonality;
▪	the success of our strategic growth initiatives;
▪	costs associated with the launching or integration of new or acquired businesses;
▪	timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;
▪	the mix, by state and country, of our revenues, personnel and assets;
▪	movements in interest rates or tax rates;
▪	changes in, and application of, accounting rules;
▪	changes in the regulations applicable to us;
▪	Litigation matters.

As a result of these factors, we may not succeed in our business, and we could go out of business.

In the event that we are unable to successfully compete in the Web.3 ecosystem with our WEB.Ɛ platform, we may not be able to achieve profitable operations.

We face substantial competition in what we’re looking to disrupt. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If the market for our open-source platform does not experience significant growth or if our projects do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

We hope to achieve revenues from our open-source partnerships. We cannot accurately predict, however, future growth rates or the size of the market for application in the United States, United Kingdom and other markets we engage in. Demand for our platform and IP may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our WEB.Ɛ platform in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our WEB.Ɛ platform and mobile applications offered by our competitors;
▪	public perceptions regarding our WEB.Ɛ platform and the effectiveness and value of it;
▪	customer satisfaction with our WEB.Ɛ platform and
▪	marketing efforts and publicity regarding the needs for application and the public demand for it.

Even if our platform gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

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 If we are unable to gauge trends and react to changing partners preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our intellectual property and our supporting platform that reflect current needs and anticipate, gauge and react to changing partner and consumer demands in a timely manner. Our business is vulnerable to changes in partner and consumer preferences. If we misjudge their needs for our platform, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our WEB.Ɛ platform will be successful, and in that regard, any unsuccessful consumer reaction could also adversely affect our business.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
▪	difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
▪	the diversion of management attention from existing operations

Our commercial success depends significantly on our ability to develop and commercialize our WEB.Ɛ open-source platform without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer/business adoption and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer search habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer search habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

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The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the online marketplace is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy are dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our highly sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

Security and privacy breaches may expose us to liability and cause us to lose customers.

Federal and state laws require us to safeguard our wholesalers’ and retailers’ financial information, including credit information. Although we have established security procedures to protect against identity theft and the theft of our customers’ and distributors’ financial information, our security and testing measures may not prevent security breaches and breaches of privacy may occur and could harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and, therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

We may be unable to support our technology to further scale our operations successfully.

Our plan is to grow rapidly through further integration of our technology in partnerships with our open-source platform and other partnership electronic platforms. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

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Developing and implementing new and updated applications, features and services for our portals may be more difficult than expected, may take longer and cost more than expected and may not result in sufficient increases in revenue to justify the costs.

Attracting and retaining partner developers and users of our open-source platform requires us to continue to improve the technology underlying those portals and to continue to develop new and updated applications, features and services. If we are unable to do so on a timely basis or if we are unable to implement new applications, features and services without disruption to our existing ones, we may lose potential users and clients. The costs of development of these enhancements may negatively impact our ability to achieve profitability.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our open-source platform, portals and related applications, features and services. Our development and/or implementation of new technologies, applications, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others.

We seek patent protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us. A Patent on our Internet-Search Mechanism (“IBSM”) has been granted in the United States, Canada, Australia, New Zealand and South Africa. The patent is currently pending in the European Union and United Kingdom. Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor or other party successfully challenges our products, processes, patents or licenses or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

We also rely substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position. We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

Our business will suffer if our network systems, or open-source platform fails or become unavailable.

A reduction in the performance, reliability and availability of our network infrastructure would harm our ability to distribute our products to our users, as well as our reputation and ability to attract and retain customers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. We might not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of our product or an increase in response time could result in a loss of potential customers, which could have a material adverse effect on our business, financial condition and results of operations. If we suffer sustained or repeated interruptions, then our products and services could be less attractive to our users and our business would be materially harmed.

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We face significant competition for developers, users, advertisers, and distributors.

Our intellectual property can face significant competition from online search engines, sites offering integrated internet products and services, social media and networking sites, e-commerce sites, companies providing analytics, monetization and marketing tools for mobile and desktop developers, and digital, broadcast and print media. A number of these competitors are significantly larger than we are and have access to vastly greater financial resources. Additionally, in a number of international markets, we face substantial competition from local Internet service providers and other entities that offer search, communications, and other commercial services.

A number of our competitors offer products and services that directly compete for users of our platform offerings. Further, emerging start-ups may be able to innovate and provide new products and services faster than we can. In addition, competitors may consolidate or collaborate with each other, and new competitors may enter the market. Some of our competitors in international markets have a substantial competitive advantage over us because they have dominant market share in their territories, have greater local brand recognition, are focused on a single market, are more familiar with local tastes and preferences, or have greater regulatory and operational flexibility due to the fact that we may be subject to both U.S. and foreign regulatory requirements.

If our competitors are more successful than we are in developing and deploying compelling products or in attracting and retaining users, developers, or distributors, our users and growth rates could decline.

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business.

Federal, state, and international laws and regulations govern the collection, use, retention, disclosure, sharing and security of data that we receive from and about our users. The use of consumer data by online service providers is a topic of active interest among federal, state, and international regulatory bodies, and the regulatory environment is unsettled. Many states have passed laws requiring notification to users where there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks in international markets where our products and services are offered. Any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any applicable federal, state, or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of user confidence, damage to our business and brand, and a loss of users, which could potentially have an adverse effect on our business.

In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data retention, data transfer and data protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. For example, some countries are considering or have enacted laws mandating that user data regarding users in their country be maintained in their country. In addition, there currently is a data protection regulation applicable to member states of the European Union that includes operational and compliance requirements that are different than those currently in place and that also includes significant penalties for non-compliance.

The interpretation and application of privacy, data protection, data transfer and data retention laws and regulations are often uncertain and in flux in the United States and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection, data transfer or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices, we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business and operating results.

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We may be subject to legal liability associated with providing online services or content.

We host and provide a wide variety of services and technology products that enable and encourage individuals and businesses to exchange information; upload or otherwise generate photos, videos, text, and other content; advertise products and services; conduct business; and engage in various online activities both domestically and internationally. The law relating to the liability of providers of online services and products for activities of their users is currently unsettled both within the United States and internationally. We may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

It is also possible that if any information provided directly by us contains errors or is otherwise wrongfully provided to users, third parties could make claims against us. For example, we offer an open-source WEB.Ɛ platform which expose us to potential risks, such as liabilities or claims, by our users and third parties, resulting from developers on our platform sending unsolicited e-mail, misdirected messages, illegal or fraudulent use our name through e-mail, which can cause alleged violations of policies, property interests, or privacy protections, including civil or criminal laws, or interruptions or delays in e-mail service. We may also face purported consumer class actions or state actions relating to our online services, including our fee-based services. In addition, our customers, third parties, or government entities may assert claims or actions against us if our online services or technologies are used to spread or facilitate malicious or harmful code or applications.

Investigating and defending these types of claims are expensive, even if the claims are without merit or do not ultimately result in liability, and could subject us to significant monetary liability or cause a change in business practices that could negatively impact our ability to compete.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the Internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers may take, or have stated that they may take, measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. Such interference could result in a loss of existing users and advertisers, and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users for certain services could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and adversely affect our operating results.

We may be unable to achieve some, all or any of the benefits that we expect to achieve from our plan to expand our operations.

In the future we may require additional financing for capital requirements and growth initiatives. Accordingly, we will depend on our ability to generate cash flows from operations and to borrow funds and issue securities in the capital markets to maintain and expand our business. We may need to incur debt on terms and at interest rates that may not be as favorable. If additional financing is not available when required or is not available on acceptable terms, we may be unable to operate our business as planned or at all, fund our expansion, successfully promote our business, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations

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Risks Related with Management and Control Persons

We are dependent on the continued services of our Chief Executive Officer, Chief Commercial Officer, Chief Platform Officer and Chair and if we fail to keep them or fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Rik Willard, our CEO, Steven Saunders, our CCO, Matthew Loeb, our Chair, Stephen Morris, our CPO, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our largest shareholder, former officer and President and a related party, Stephen Morris, has substantial control over us and our policies and will be able to influence corporate matters.

Stephen Morris is our Chief Platform Officer and President of our company. Mr. Morris, whose interests may differ from other stockholders, is also  our largest stockholder and has the ability to exercise significant control over us. He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Morris’ interests may not necessarily be in the best interests of the shareholders in general.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our Amended and Restated Bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders

Our officers and directors have limited experience managing a public company.

Our officers and directors have limited experience managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. Our executives officers and directors lack of experience of managing a public company could cause you to lose some or all of your investment.

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Risks Related to Our Securities and the Market for our Securities

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We will likely be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our Common Stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our Common Stock shares in order to fund our business operations. If we issue additional Common Stock shares or securities convertible into shares of our Common Stock, your percentage interest in us could become diluted.

We have the right to issue additional Common Stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our Common Stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into Common Stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 3,000,000,000 shares of Common Stock and up to 25,000,000 shares of preferred stock in the discretion of our Board.

The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding Common Stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Our articles of incorporation allow for our board of directors to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our Common Stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Currently, our Board of Directors has the authority to designate and issue up to 25,000,000 shares of our preferred stock without further shareholder approval. In the future, our Board of Directors could authorize the issuance of one or more series of preferred stock that would grant to holders, among other rights, the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of Common Stock and the right to the redemption of our preferred shares acquired by such persons, together with a premium, prior to the redemption of our Common Stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our Common Stock or that is convertible into our Common Stock, which could decrease the relative voting power of our Common Stock or result in dilution to our existing shareholders.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

▪	Technological innovations or new products and services by us or our competitors;
▪	Government regulation of our products and services;
▪	The establishment of partnerships with other WEB.Ɛ businesses;
▪	Intellectual property disputes;
▪	Additions or departures of key personnel;
▪	Sales of our Common Stock;
▪	Our ability to integrate operations, technology, products and services;
▪	Our ability to execute our business plan;
▪	Operating results below or exceeding expectations;
▪	Whether we achieve profits or not;
▪	Loss or addition of any strategic relationship;
▪	Industry developments;
▪	Economic and other external factors; and
▪	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

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We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (which we refer to as the Sarbanes-Oxley Act), the Dodd-Frank Wall Street Reform and Consumer Protection Act (which we refer to as the Dodd-Frank Act), the rules of the marketplace we area on, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer a “smaller reporting company.” The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

As a smaller reporting company and will be exempt from certain disclosure requirements, which could make an investment in our securities less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

17

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our Common Stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

Anti-takeover provisions that may be in our charter and bylaws may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of us difficult.

Our amended and restated articles of incorporation and amended and restated bylaws may contain provisions that may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock.

General Risks

We are a development stage company with a limited operating history, making it difficult for you to evaluate our business and your investment.

Our operations are subject to all of the risks inherent in the establishment of a new business enterprise, including but not limited to the absence of an operating history, lack of fully-developed or commercialized products, insufficient capital, expected substantial and continual losses for the foreseeable future, limited experience in dealing with regulatory issues, lack of manufacturing and marketing experience, need to rely on third parties for the development and commercialization of our existing and proposed products, a competitive environment characterized by well-established and well-capitalized competitors and reliance on key personnel.

We may not be successful in carrying out our business objectives. The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in our business. There is a substantial risk that we will not be successful in fully implementing our business plan, or if initially successful, in thereafter generating material operating revenues or in achieving profitable operations.

Foreign currency exchange rates may adversely affect our financial results.

Sales and purchases in currencies other than the United States dollar expose us to fluctuations in foreign currencies relative to the United States dollar and may adversely affect our financial results. Increased strength of the United States dollar increases the effective price of our products sold in United States dollars into other countries, which may require us to lower its prices or adversely affect sales to the extent we do not increase local currency prices. Decreased strength of the United States dollar could adversely affect the cost of materials, products and services we purchase from non-United States denominated locations. Sales and expenses of our non-United States businesses are also translated into United States dollars for SEC reporting purposes and the strengthening or weakening of the United States dollar could result in unfavorable translation effects. We also face exchange rate risk from our investments in subsidiaries owned and operated in foreign countries.

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Current economic and political conditions make tax rules in any jurisdiction subject to significant change.

We are subject to income taxes as well as non-income based taxes, in both the U.S. and ultimately various jurisdictions outside the U.S. where we intend to operate. We cannot predict the overall impact that changes or revisions to any such tax laws and regulations, whether in in the United States or in jurisdictions outside the United States, may have on our business. We may be subject to ongoing tax audits in various jurisdictions, and the tax authorities conducting such audits may disagree with certain taxation positions we have taken and assess additional taxes. Although we intend to regularly assess the likely outcomes of these audits in order to determine the appropriateness of our tax obligations, there can be no assurance that we will accurately predict the outcomes of these audits, and the actual outcomes of these audits could have a material adverse effect on our financial condition and business operations.

Risks Related to This Offering

There is a limited market for our securities, which may make it more difficult to dispose of our securities.

Our Common Stock is quoted on the Pink Tier of OTC Markets, under the symbol “BBLR,” and, to date, has traded on a limited basis. We have applied to list our Common Stock and Warrants on Nasdaq under the symbols “BBLR” and “BBLRW”, respectively. In the event our Common Stock and Warrants begin trading on the Nasdaq, there can be no assurance that trading of the Common Stock and Warrants on such market will be sustained. Under such circumstances, you may find it significantly more difficult to trade, or to obtain accurate quotations for our Common Stock and Warrants and our Common Stock and Warrants may become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and other similar investors.

If there is a thin trading market or “float” for our Common Stock and Warrants, the market price for our Common Stock and Warrants may fluctuate significantly more than the stock market as a whole. Without a large float, our Common Stock and Warrants would be less liquid than the stock and warrants of companies with broader public ownership and, as a result, the trading prices of our Common Stock and Warrants may be more volatile. In addition, in the absence of an active public trading market, investors may be unable to liquidate their investment in us. Furthermore, the stock market is subject to significant price and volume fluctuations, and the price of our Common Stock and Warrants could fluctuate widely in response to several factors, including, but not limited to:

▪	our quarterly or annual operating results;
▪	changes in our earnings estimates or the failure to accurately forecast and appropriately plan our expenses;
▪	failure to achieve our growth expectations;
▪	failure to attract customers and retain them;
▪	the effect of increased or variable competition on our business;
▪	additions or departures of key or qualified personnel;
▪	failure to adequately protect our intellectual property;
▪	costs associated with defending claims, including intellectual property infringement claims and related judgments or settlements;
▪	changes in governmental or other regulations affecting our business;
▪	our compliance with governmental or other regulations affecting our business; and
▪	changes in global or regional industry, general market, or economic conditions.

The stock market has experienced extreme price and volume fluctuations in recent years that have significantly affected the quoted prices of the securities of many companies, including companies in our industry. The changes may not be possible to predict and often appear to occur without regard to specific operating performance. The price of our Common Stock and Warrants could fluctuate based upon factors that have little or nothing to do with our company and these fluctuations could materially reduce our stock price.

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We may not meet the listing criteria for Nasdaq and Nasdaq may delist our securities from trading which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We have applied to list our units on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the shares of our common stock and warrants are eligible to trade separately, we anticipate that the shares of our common stock and warrants will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future. In order to list our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5.0 million and we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements.

The Nasdaq Capital Market tier of Nasdaq requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from the Nasdaq Capital Market. In addition, to maintain a listing on the Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on the OTC Markets designated as “pink sheets.” If this were to occur, there could be material adverse consequences, including:

▪	a limited availability of market quotations for our securities;
▪	reduced liquidity for our securities;
▪	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
▪	a limited amount of, or no, news and analyst coverage; and
▪	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our common stock and warrants will be listed on Nasdaq, we expect that our units, common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the state of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

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Holders of our Warrants will have no rights as a common stockholder until they acquire our Common Stock.

The Warrants included in the Units in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire the Common Stock and pay the exercise price per share, prior to  ___ years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a stockholder as to the security exercised only as to matters for which the record date occurs after the exercise. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

Provisions of the Warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

As we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We have not allocated the net proceeds from this offering for any specific purpose, except as generally set forth under “Use of Proceeds.” As set forth therein, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management about the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways you would agree with or ways which are likely to increase the value of your investment. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company or your investment. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity or equity-linked securities in the future.

The public offering price per Unit may be substantially higher than the net tangible book value per share of our Common Stock immediately prior to the offering. After giving effect to the sale of  $_________ of our Units in this offering, at the assumed public offering price of $______ per share, which is the last reported sale price of our Common Stock on the OTC Market on _____, 2022, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our Units in this offering will incur immediate dilution of $______ per share in the net tangible book value of the Common Stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

If we issue additional shares of Common Stock (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for shares of Common Stock, our stockholders, including investors who purchase shares of Common Stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our Common Stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

21

Sales of a significant number of shares of our Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity securities. We, our directors and our executive officers have agreed not to sell, dispose of or hedge any Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of this prospectus continuing through and including the date 180 days after the date of this prospectus, subject to certain exceptions. The underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. See “Underwriting.” We cannot predict the effect that future sales of our Common Stock would have on the market price of our Common Stock.

If securities analysts were to downgrade our stock, publish negative research or reports or fail to publish reports about our business, our competitive position could suffer, and our stock price and trading volume could decline.

The trading market for our Common Stock will, to some extent, depend on the research and reports that securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts. We do not currently have and may never obtain research coverage by securities analysts. If no or few securities analysts commence coverage of us, the trading price of our stock would likely decrease. Even if we do obtain analyst coverage, if one or more of the analysts who cover us should downgrade our stock or publish negative research or reports, cease coverage of our company or fail to regularly publish reports about our business, our competitive position could suffer, and our stock price and trading volume could decline.

Risks Related to Our Reverse Stock Split

On or prior to the completion of the offering we intend to implement a 1-for-____ reverse stock split, however, we cannot assure you that we will be able to comply with the minimum bid price requirement of Nasdaq.

There can be no assurance that the market price of our Common Stock following the reverse stock split will remain at the level required for us to comply with the minimum bid price required for Nasdaq to approve the listing of our Common Stock. It is not uncommon for the market price of a company’s Common Stock to decline in the period following a reverse stock split. If the market price of our Common Stock declines following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of the reverse stock split. In any event, other factors unrelated to the number of shares of our Common Stock outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Stock and jeopardize our ability to meet or maintain Nasdaq’s minimum bid price requirement. In addition to specific listing and maintenance standards, Nasdaq has broad discretionary authority over the initial and continued listing of securities, which it could exercise with respect to the listing of our Common Stock.

Even if the reverse stock split increases the market price of our Common Stock, there can be no assurance that we will be able to comply with other initial listing standards of Nasdaq.

Even if the market price of our Common Stock increases sufficiently so that we comply with the minimum bid price requirement, we cannot assure you that we will be able to comply with the other standards that we are required to meet in order to list our Common Stock on the Nasdaq. Our failure to meet these requirements may result in our Common Stock not being listed on the Nasdaq, irrespective of our compliance with the minimum bid price requirement.

Following the reverse stock split, the resulting market price of our Common Stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our Common Stock may not improve.

Although we believe that a higher market price of our Common Stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our Common Stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our Common Stock may not necessarily improve.

The liquidity of the shares of our Common Stock may be affected adversely by the reverse stock split given the reduced number of shares that are outstanding following the reverse stock split, especially if the market price of our Common Stock does not increase as a result of the reverse stock split. In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

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USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $

($_____ if the Underwriters’ Over-Allotment Option is fully exercised ), based on an assumed public offering price of $_____ per Unit, which is the last reported sale price of our Common Stock on OTC Markets on _____, 2022, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

As of , 2022, we had cash and cash equivalents of approximately $_______. We currently expect that to use the net proceeds from this offering, together with the $_____of cash and cash equivalents, primarily for the following purposes:

▪	Approximately $________ to develop our sales, marketing and administrative capabilities and organization, including but not limited to adding additional staff, public relations and advertising;
▪	Approximately $ _______to develop our platform, including capital expenditures;
▪	Approximately $ _______to redeem Series C Preferred Stock and Debt; and
▪	The remainder for working capital, other capital expenditures and general corporate purposes.

We believe that our existing cash and cash equivalents, along with the net proceeds from this offering and any proceeds from the exercise of Warrants, together with interest on cash balances, will be sufficient to fund our operating expenses and capital expenditure requirements through at least the next 12 months. The amount and timing of our actual expenditures and actual use of the net proceeds of the offering will depend upon numerous factors, including speed of our development of the platform, marketing efforts to commercialize our platform, progress of our continuing research and development activities, our ability to add the required staff to execute our business plan, any collaborations that we may enter into with third parties, and any unforeseen delays or cash needs.

Our expected use of the net proceeds from this offering represents our current intentions based upon our present plans and business conditions. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering. In addition, we might decide to postpone or not pursue certain of these activities if the net proceeds from this offering and the other sources of cash are less than, or do not last as long as, expected. We have no current understandings, agreements or commitments for any material acquisitions or licenses of any products, businesses or technologies.

Pending their use, we plan to invest the net proceeds from this offering in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since June 30, 2011, our Common   Stock has traded on the Pink Tier of OTC Markets Group, Inc. under the trading symbol “BBLR” on a very limited basis. We have applied to list our Common Stock and Warrants on Nasdaq under the symbols “BBLR” and “BBLRW”, respectively.

Immediately following the offering, we expect to have one class of Common Stock, one class of Series C Preferred Stock  and no other classes of stock outstanding.

As of September 8, 2022, there were approximately 747 registered holders of record of our Common Stock, and the last reported sale price of our Common Stock on the OTC Markets on such date was $0.20 per share.

Any OTC Markets quotations of our Common Stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

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DIVIDEND POLICY

We have never declared nor paid any cash dividends on our capital stock. We do not intend to pay cash dividends on our Common Stock for the foreseeable future, and currently intend to retain any future earnings to fund our operations and the development and growth of our business. Any future determination to declare and pay dividends will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, our financial condition, our capital requirements, general business conditions, our future prospects and other factors that our board of directors may deem relevant. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2022:

▪	On an actual basis;
▪	on a pro-forma basis to give effect to (i) the issuance and sale of the Units by us in this offering at the assumed public offering price of $_____ per Unit, which is the last reported sale price of our Common Stock on OTC Markets on _______, 2022, after deducting the estimated discounts, non-accountable expense allowance and the estimated offering expenses payable by us for net proceeds of $__________, which assumes that the over-allotment option is not exercised.

The as adjusted information below is illustrative only and our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this information together with our financial statements and the related notes thereto included elsewhere in this prospectus and the information set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	As of June 30, 2022
	Unaudited Actual		Unaudited Pro Forma
Cash		$55,932	$
Convertible notes payable, net	$		$
Stockholders’ deficit:
Preferred stock, par value $0.01; 25,000,000 shares authorized and 2,000 designated as Series C Preferred Stock; 903 shares issued and outstanding.		1		—
Common Stock, $0.01 par value, 3,000,000,000 shares authorized; 157,191,418 shares issued and outstanding, actual; ______ shares issued and outstanding, pro forma		1,571,915
Additional paid-in capital		10,121,449
Accumulated deficit		(11,794,731)
Accumulated other comprehensive income		437,923
Total stockholders’ equity (deficit)		$(1,828,893)	$

Each $1.00 increase (decrease) in the assumed public offering price of $______ per Unit would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $______, assuming that the number of Units offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of Units we are offering. Each increase (decrease) of 100,000 Units in the number of Units we are offering would increase (decrease) the as adjusted amount of cash and cash equivalents, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $_______, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our Common Stock to be outstanding after this offering is based on 157,191,418 shares of our Common Stock outstanding as of June 30, 2022, and excludes:

●	_____ shares of Common Stock issuable upon exercise of the Warrants included in the units sold in the Offering;

●	2,027,890 shares of Common Stock issuable upon the conversion of outstanding convertible promissory notes;

●	3,488,742 shares of Common Stock issuable upon the conversion of outstanding Series C Preferred Stock;

●	2,538,101 shares of Common Stock issuable upon exercise of outstanding warrants issued prior to the offering with a weighted average exercise price of approximately $0.32 per share;

●	0 shares of Common Stock issuable upon exercise of restricted stock units with a weighted average exercise price of approximately $0.00 per share;

●	16,400,000 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2022 Equity Incentive Plan (the “2022 Plan”);

●	________ shares of Common Stock issuable upon exercise by the underwriter of their option to purchase shares of Common Stock;

●	any securities issuable upon the exercise of the Underwriters’ Over-Allotment Option

●	_______ shares of Common Stock issuable upon exercise by the underwriter under its underwriter’s warrant

Except as otherwise indicated, all information in this prospectus assumes:

●	a public offering price of $____per unit which is the mid-point of the estimated offering price range described on the cover of this prospectus; and

●	a reverse stock split effected on _________ __, 2022 at a ratio of 1:_.

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DILUTION

Each Unit, with an assumed public offering price of $__ per Unit, which is the last reported sale price of our Common Stock on OTC Markets on ________, 2022, consists of one share of Common Stock and a Warrant to purchase one share of Common Stock.

If you invest in our Units, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock that is part of the Unit and the as adjusted net tangible book value per share of our Common Stock immediately after giving effect to this offering.

As of June 30, 2022, our historical net tangible book value was $(3,129,234) or $(0.02) per share of Common Stock. Historical net tangible book value per share represents the amount of our total tangible assets reduced by total liabilities, divided by 157,191,418, the number of shares of Common Stock outstanding on June 30, 2022.

After giving effect to the sale of ______ Units, at the assumed offering price of $___ per Unit, which is the last reported sale price of our Common Stock on OTC Markets on ____, 2022, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and (ii) our net tangible book value as of June 30, 2022 would have been $_____ or $_____ per share of Common Stock. This amount represents an immediate increase in net tangible book value of $______ per share to our existing stockholders. Investors purchasing our Common Stock in this offering will have paid $_______ more than the as adjusted net tangible book value per share of Common Stock after this offering.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share		$
Historical net tangible book value per share as of June 30, 2022	$
Increase in net tangible book value per share attributable to new investors	$
Net tangible book value per share after the offering
Dilution per share to new investors		$

Each $1.00 increase (decrease) in the assumed public offering price of $____ per share would increase (decrease) our net tangible book value after this offering by approximately $_____ per share, and increase (decrease) the dilution per share to new investors by approximately $_____ per share, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us full.

The number of shares of our Common Stock to be outstanding after this offering is based on _____________ shares of our Common Stock outstanding as of June 30, 2022, and excludes, as of such date:

●	_____ shares of Common Stock issuable upon exercise of the Warrants included in the units sold in the Offering;

●	2,027,890 shares of Common Stock issuable upon the conversion of outstanding convertible promissory notes;

●	3,488,742 shares of Common Stock issuable upon the conversion of outstanding Series C Preferred Stock;

●	2,538,101 shares of Common Stock issuable upon exercise of outstanding warrants issued prior to the offering with a weighted average exercise price of approximately $0.32 per share;

●	0 shares of Common Stock issuable upon exercise of restricted stock units with a weighted average exercise price of approximately $0.00 per share;

●	16,400,000 shares of Common Stock reserved for issuance pursuant to issued and outstanding and future awards under our 2022 Equity Incentive Plan (the “2018 Plan”);

●	________ shares of Common Stock issuable upon exercise by the underwriter of their option to purchase shares of Common Stock;

●	any securities issuable upon the exercise of the Underwriters’ Over-Allotment Option

●	_______ shares of Common Stock issuable upon exercise by the underwriter under its underwriter’s warrant

Except as otherwise indicated, all information in this prospectus assumes:

●	a public offering price of $____per unit which is the mid-point of the estimated offering price range described on the cover of this prospectus; and

●	a reverse stock split effected on _________ __, 2022 at a ratio of 1:_.

If the shares described above that are reserved for issuance to the holders of our outstanding warrants, options, and promissory notes and under our 2022 Plan are issued, or we otherwise issue additional shares of Common Stock in the future, there could be further dilution to investors participating in this offering. In addition, we anticipate needing to raise additional capital before generating positive cash flows and we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis in conjunction with our unaudited condensed consolidated financial statements and the notes to those financial statements for the six months ended June 30, 2022 and 2021 and our audited consolidated financial statements and notes to those financial statements for the years ended December 31, 2021 and December 31, 2020 included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those contained in or implied by any forward-looking statements.

 Results of Operations for the Six Months Ended June 30, 2022 and 2021

Revenues

We did not achieve revenues from our current operations for the six months ended June 30, 2022 or 2021. We will not achieve revenues unless we are able to market, support and deliver our product and service offerings. There can be no assurances that we will achieve revenues despite our efforts.

Operating Expenses

		Six Months Ended June 30,
		2022	2021	Change	%
General and administrative		$27,428	$90,682	$(63,254)	(70)%
Professional Fees		$2,288,556	$1,672,295	$616,261	37%
Market and regulation costs		$82,188	$33,022	$49,166	149%
Compensation		$313,491	$345,323	$(31,832)	(9)%
Amortization and depreciation		$208,454	$190,695	$17,759	9%
Research and development		$113,955	$263,388	$(149,433)	(57)%
	Total	$3,034 ,072	$2,595,405	$438,667	17%

Overview

Operating expenses increased to $3,034,072 for the six months ended June 30, 2022, as compared with $2,595,405 for the same period ended 2021. For the six months ended June 30, 2022, our operating expenses mainly consisted of $2,288,556 in professional fees, of which $2,077,522 was charged for consultant and Advisory Board fees that were paid by the issuance of Common Stock. Additional operating expenses consisted of $313,491 in compensation, $208,454 in amortization and depreciation, $113,955  in research and development, $82,188 in market and regulation costs, and $27,428 in general and administrative expenses. For the six months ended June 30, 2021, our operating expenses mainly consisted of $1,672,295 in professional fees, of which $1,592,641 was charged for Advisory Board members and consultant compensation that was paid by the issuance of Common Stock, $345,323 in compensation expense, $263,388 in research and development expense, $190,695 in amortization and depreciation, $90,682 in general and administrative costs and $33,022 in market and regulation costs.

Provided we obtain financing, our operating expenses are expected to increase in future quarters with additional human resources and R&D expenditures as we implement our Open-Code Initiative, and the added administrative and legal expenses associated with being a reporting company with the Securities and Exchange Commission.

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General and administrative

General and administrative expenses consist mainly of costs associated with non-specific costs of running the business. These include, but are not limited to the costs of office provision, computer software not associated with research and development, travel and telecoms.

The decrease in the costs have been in the main due to the reduction of advertising cost paid by the Company in 2022.

Professional fees

 Professional fees consist of cost in relation to legal, accounting and marketing matters as well as the costs of consultants for our executive and advisory boards. The increase in costs from 2021 to 2022 are mainly due to increase costs of consultancy fees that were paid by the issuance of Common Stock.

Market and regulation expenses

Market and regulation costs are cost incurred specifically in relation to the maintenance of our stock. These costs consist mainly of fees and expenses for investor relations, our transfer agent, compliance consultancy and/or market public relations firm.

The increase in costs are the result of increased spend for Investor relations as the Company pursues in stated objective of increasing market awareness and progressing to a more senior exchange.

Compensation

Compensation costs are costs incurred by the company in relation to its employees and includes salaries, health insurance, pension costs and any taxes due on employment. We had a slight decrease in our headcount, resulting in slightly reduced costs.

Amortization and depreciation

The significant portion of the costs recorded by the Company in regards amortization and depreciation are from the amortization of patents, and other intellectual property. Amortization and depreciation has increased in the year due primarily to increased costs of securing the “Internet-Search Mechanism” patent in multiple territories.

Research and development

Cost incurred in relations to development of the Company’s platform includes mainly staff and software costs. The reduction in costs over the year is due to the reduction is staff positions because of our new focus on the WEB.Ɛ platform.

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Other Income (Expenses)

		Six Months Ended June 30,
		2022	2021	Change	%
Interest income		$854	$626	$228	36%
Gain on settlement of debt		$—	$5,000	$(5,000)	—
Interest expense		$(445,264)	$(7,804)	$(437,460)	5,606%
Gain on change in fair value of warrant derivative liability		$251,287	$—	$251,287	—
Foreign currency transaction loss		$(162,014)	$(13,814)	$(148,200)	1,073%
	Total	$(355,137)	$(15,992)	$(399,145)	2,121%

Overview

We had net other expense of $355,137 for the six months ended June 30, 2022, as compared with net other expense of $15,992 for the same period ended 2021. For the six months ended June 30, 2022, our other income and expenses consisted primarily of $445,264 interest expense and $162,014 currency transaction loss, offset by a gain on fair market value of warrant derivative liability of $251,287. Our other income and expenses for the same period ended 2021 consisted of $13,814 in foreign currency transaction losses and $7,804 interest expense, offset by a gain on debt settlement of $5,000 and interest income of $626.

Interest Income

Interest income is realized from out cash reserves held in interest-bearing accounts

Interest Expense

Interest expense consists mainly of interest the Company has to pay on its lending and also on a finance lease held by the Company.

The principal outstanding for the Company’s lending is as follows:

		Six Months Ended June 30,
		2022	2021	Change	%
Finance Lease		$27,459	$42,262	$(14,803)	(35)%
2021 Convertible Notes		$2,287,780	$2,112,120	$175,630	8%
Loan from related party		$18,263	$81,162	$(62,899)	(77)%
	Total	$2,333,502	$2,235,574	$97,928	4%

The increase in the year has been due to the Company’s borrowings principally through the issue costs of the Equity Financing Agreement and Registration Rights Agreement entered into March 3, 2022 with GHS Investments, LLC, interest due on its Series C Convertible Preferred Stock and the amortization of the debt discount on the Convertible notes issued in 2021  . Funds raised as of June 30, 2021 was $2,112,150, less an original issuance discount of $104,572 which is amortized over the length of the note to maturity of 18 months.

Change in fair value of derivative liability

The Company issued warrants issued in connection with the Series C Convertible Preferred Stock. The Company assesses the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense.

Net Loss and Comprehensive Loss

We finished the six months ended June 30, 2022 with a net loss of $3,389,209, as compared to a net loss of $2,611,397 during the six months ended June 30, 2021. Foreign currency translation gains of $60,679 and $27,353, respectively, for the six months ended June 30, 2022 and 2021, resulted in net comprehensive loss of $3,328,530 and $2,584,044, respectively.

Results of Operations for the Years Ended December 31, 2021 and 2020

Revenues

We did not achieve revenues from our current operations for the year ended December 31, 2021 or 2020. We will not achieve revenues unless we are able to market, support and deliver our product and service offerings. There can be no assurances that we will achieve revenues despite our efforts.

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Operating Expenses

		Year Ended December 31,
		2021	2020	Change	%
General and administrative		$126,399	$80,289	$46,110	57%
Professional Fees		$2,069,876	$268,620	$1,801,256	671%
Market and regulation costs		$170,441	$132,221	$38,220	29%
Compensation		$612,735	$396,321	$216,414	55%
Amortization and depreciation		$379,887	$283,295	$96,592	34%
Research and development		$302,808	$106,378	$196,430	185%
	Total	$3,662,146	$1,267,124	$2,395,022	189%

Overview

Operating expenses increased to $3,662,146 for the year ended December 31, 2021, as compared with $1,267,124 for the same period ended 2020. For the year ended December 31, 2021, our operating expenses mainly consisted of, $2,069,876 in professional fees, $1,774,965 was charged for Advisory Board members and consultant compensation that was paid by the issuance of Common Stock. Additional operating expenses consisted of $612,735 in compensation, $302,808 in research and development $379,887 in amortization and depreciation, $170,441 in market and regulation costs, and $126,399 in general and administrative expenses. For the year ended December 31, 2020, our operating expenses mainly consisted of $396,321 in compensation expense, $268,620 in professional fees, $283,295 in amortization and depreciation, $132,221 in market and regulation costs, $106,378 in research and development costs and $80,289 in general and administrative costs.

Our operating expenses are expected to increase as we further implement our business plan and the added expenses associated with this offering and reporting with the Securities and Exchange Commission.

General and administrative

General and administrative expenses consist mainly of costs associated with non-specific costs of running the business. These include, but are not limited to the costs of office provision, computer software not associated with research and development, travel and telecoms

The increase in the costs have been mainly due to the increased costs associated with general advertising spending

Professional fees

 Professional fees consists of cost in relation to legal, accounting, and marketing matters as well as the costs of consultants for our executive and advisory boards. The increase in costs from 2021 to 2022 mainly due to increased costs of consultancy fees that were paid by the issuance of Common Stock.

Market and regulation expenses

Market and regulation costs are cost incurred specifically in relation to fees and expenses for investor relations, our transfer agent, compliance consultancy and/or market public relations firm.

The increase in costs is the result of increased spend for Investor relations as the Company pursues in stated objective of increasing market awareness and progressing to a more senior exchange.

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Compensation

Compensation costs are costs incurred by the company in relation to its employees and includes salaries, health insurance, pension costs and any taxes due on employment. The Company invested in additional staff in the year to manage the additional workload of its transition to a public company

Amortization and depreciation

The significant portion of the costs recorded by the Company in regards amortization and depreciation are from the amortization of patents and intellectual property. This number has increased in the year due to increased costs of securing the “Internet-Search Mechanism” patent in multiple territories.

Research and Development

Cost incurred in relation to development of the Company’s platform includes mainly staff and software costs. The Company invested additional resources to engage in significant research for its new products and speed up the completion of the open-source platform.

Other Income (Expenses)

		Year Ended December 31,
		2021	2020	Change	%
Other income		$75,263	$209,727	$(134,464)	(64)%
Interest income		$1,554	$4,562	$(3,008)	(66)%
Gain on settlement of debt		$5,000	$—	$5,000
Impairment of intangible asset		$—	$(9,171)	$9,171
Unrealized loss on investment		$—	$(15,349)	$15,349
Loss on disposal of fixed asset		$—	$(5,234)	$5,234
Interest expense		$(65,316)	$(43,342)	$(21,974)	51%
Foreign currency transaction loss		$(47,842)	$(5,878)	$(41,964)	714%
	Total	$(31,341)	$135,315	$(166,656)	(123)%

Overview

We had net other expense of $31,341 for the year ended December 31, 2021, as compared with net other income of $135,315 for the same period ended 2020. For the year ended December 31, 2021, our other expense consisted of mainly $65,316 in interest expense and $47,842 in currency transaction losses, offset mainly by $75,263 income from R&D tax credits. For the year ended December 31, 2020 our net other income of $135,315 consisted of mainly $209,727 from R&D tax credits offset mainly by $43,342 in interest expense and $15,349 in unrealized loss on investment.

Other Income

The Company is eligible to claim R&D credits in the United Kingdom administered by His Majesty’s Revenue and Customs (HMRC). The scheme was created within the United Kingdom to encourage scientific and technological innovation. . The software development policy for Bubblr, Inc. is to utilize proven technological solutions wherever possible and focus on producing genuinely innovative technology solutions. This approach encourages us to pivot exploiting new technologies when it benefits us despite the inevitable disruption. capabilities. The decrease received in 2021 was due to the fact that the United Kingdom companies had a 9-month financial year to fall in line with the year end of the public company and the Company had a lower amount of qualifying expenses.

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Unrealized loss on investment

The unrealized loss has resulted from the Company’s recognition of impairment in the value of its 2019 investment in E& Supplements Ltd. and results from holding an asset that has decreased in price, and realizing the loss. As a result of the assessment of E& Supplements Ltd., the Company determined that the likelihood of it receiving economic benefit for its investment was highly unlikely therefore in year ended December 31, 2020, the carrying amount was written off.

Interest Expense

Interest expense consists mainly of interest the Company has to pay on its lending and also on a finance lease held by the Company.

The principal outstanding for the Company’s lending is as follows

		As of December 31,
		2021	2020	Change	%
Finance Lease		$35,918	$46,856	$(10,938)	(23)%
2021 Convertible Notes		$2,287,780	$—	$2,287,780
Loan from related party		$81,162	$297,006	$(62,899)	(77)%
	Total	$2,333,502	$2,235,574	$97,928	4%

The increase in the year has been due to the Company’s borrowings principally through proceeds from Convertible notes issued in 2021 Funds raised as of December 31, 2021 was $2,287,780 of which $2,112,150, is less an original issuance discount of $104,572 which is amortized over the length of the note to maturity of 18 months. In 2020, the Company received two loans from minority shareholders totalling $297,006. The loan of $245,234 was non-interest bearing and due for repayment on January 31, 2021. The loan of $51,772 carried an original interest rate of 20% and was due for repayment on December 31, 2020. In 2021 the Company received a loan from a minority shareholder totalling $81,162. The loan is non-interest bearing and due for repayment on February 28, 2022.

Net Loss

We finished the year ended December 31, 2021 with a net loss of $3,693,487 as compared to a loss of $1,131,809 during the year ended December 31, 2020.

Liquidity and Capital Resources

As of June 30, 2022, we had total current assets of $139,728 and total current liabilities of $613,530 resulting in a working capital deficit of $473,802, as compared to a working capital deficit $583,636 as of December 31, 2021.

Cash used in Operating Activities

Our operating activities used $882,052 during the six months ended June 30, 2022 as compared with $859,803 used in operating activities in the six months ended June 30, 2021. Our negative operating cash flows for both periods in 2022 and 2021 is largely the result of our net loss for the periods.

 Cash used in Investing Activities

We used $19,228 and $53,160 in investing activities during the six months ended June 30, 2022 and 2021, for the purchase of intangible assets, respectively.

Cash provided by Financing Activities

Financing activities provided $716,063 during the six months ended June 30, 2022 compared with $1,699,172 provided during the six months ended June 30, 2021. During the six months ended June 30, 2022, we received $789,000 for issue of Series C Preferred Stock, $15,000 in loans and $19,709 from loans payable – related party, made repayments of $77,940 in loans payable – related party and $26,434 in loans payable and payment of $3,272 in dividends due on Series C Preferred Stock. During the six months ended June 30, 2021, we received proceeds of $2,007,578 in convertible notes, offset by repayments of $303,068 in related party loans and $5,338 in loans.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements.

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GHS Investments, LLC

On March 4, 2022, we entered a Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to Seven Thousand Dollars ($700,000) of the Company’s Series C Convertible Preferred Stock in exchange for Seven Hundred (700) shares of Series C Convertible Preferred Stock. The first tranche, promptly upon execution of the Securities Purchase Agreement, was for the purchase of Three Hundred (300) shares of Series C Convertible Preferred Stock for Three Hundred Thousand Dollars ($300,000). The remaining tranches of shares shall occur so long as certain conditions are met as described in the GHS Securities Purchase Agreement.

The Company issued to GHS commitment shares of Thirty-Five (35) shares of Series C Convertible Preferred Stock and a warrant (the “GHS Warrant”) to purchase 75% of the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock (the “GHS Warrant Shares”). The Company has agreed to register the shares of Common Stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the GHS Warrant Shares.

GHS delivered gross proceeds of $266,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

On March 9, 2022, the Company entered into an Equity Financing Agreement (“Equity Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS. Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to Fifteen Million ($15,000,000) upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”).

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed two hundred and fifty percent (250%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, in an amount equaling less than ten thousand dollars ($10,000) or greater than one million dollars ($1,000,000). Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase, and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Equity Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean ninety percent (90%) of the Market Price, subject to a floor of $.01 per share. Puts may be delivered by the Company to GHS until the earlier of twenty-four (24) months after the effectiveness of the Registration Statement or the date on which GHS has purchased an aggregate of $15,000,000 worth of Common Stock under the terms of the Equity Financing Agreement.

Additionally, concurrently with the execution of definitive agreements, the Company shall issue common shares to the Investor representing a dollar value equal to one percent (1.0%) of the Commitment Amount (the “Commitment Shares”). The Commitment Shares shall be calculated at the applicable Purchase Price on the trading day immediately preceding the execution of definitive agreements.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

On April 24, 2022 the Company issued the second tranche of 200 shares of Series C Convertible Preferred Stock and 562,149 warrant shares as per its Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), of March 4, 2022.

GHS delivered gross proceeds of $184,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

On May 25, 2022 the Company issued the third tranche of 100 shares of Series C Convertible Preferred Stock and 281,074 warrant shares as per its Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), of March 4, 2022.

GHS delivered gross proceeds of $92,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

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On June 24, 2022 the Company issued the fourth tranche of 100 shares of Series C Convertible Preferred Stock and 281,074 warrant shares as per its Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), of March 4, 2022.

GHS delivered gross proceeds of $92,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

Proactive Capital Group

We also entered into a Securities Purchase Agreement on March 9, 2022 with another accredited investor, whereby the investor agreed to purchase One Hundred and Sixty (160) shares of Series C Preferred Stock for One Hundred and Sixty Thousand ($160,000).

The Company issued to this investor commitment shares of Eight (8) shares of Series C Convertible Preferred Stock and a warrant (the “Warrant”) to purchase 75% of the number of shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock (the “Warrant Shares”). The Company has agreed to register the shares of Common Stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the Warrant Shares.

Proactive Capital Group delivered net proceeds of $155,000 to the Company.

Other

We also plan to seek additional financing in a private or public equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all  .

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:

▪	Foreign Currency Translations
▪	Intangible Assets
▪	Long-lived Assets
▪	Income Taxes
▪	Stock-based Compensation
▪	Common Stock Purchase Warrants and Derivative Financial Instruments
▪	Convertible Financial Instruments
▪	Fair Value of Financial Instruments

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

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Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Stock Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation–Stock Compensation, which prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Share-based payments to employees and non-employees, including grants of stock options, are recognized as compensation expense in the financial statements based on the stock awards’ fair values on the grant date. That expense is recognized over the period required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Common Stock Purchase Warrants and Derivative Financial Instruments

Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its Common Stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Recent Accounting Pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 2 to the unaudited consolidated financial statements as of and for the quarter ended June 30, 2022 and 2021 included herein.

Off Balance Sheet Arrangements

As of June 30, 2022, there were no off-balance sheet arrangements.

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BUSINESS

Overview

Bubblr, Inc. is a company founded on the principles of digital disruption, innovation and the emerging importance of ethical Internet applications. We call this emergent global movement The Ethical Web (or, WEB.Ɛ).

The 5 pillars of WEB.Ɛ are the following:

  An internet that decentralizes profits.
  An internet that consecrates citizens’ rights to privacy.
  An internet that levels the playing field for businesses
  An internet that combats social and cultural division
  An internet that is not corrupted by advertising

Mission

Our goal is to fix a broken internet model that currently suffers from the following failures:

1.	Systematic abuse of an individual’s personal data;
2.	Prohibitively expensive and complex businesses marketing channels for SMEs; and
3.	A lack of financial incentives to develop and sustain new Internet economic models.

Bubblr brings a holistic approach to the above problems in a fundamentally unique way. Building on its patented alternative online search mechanism and engaging with the global digital developer community, we plan to build a new economic platform that we believe will be sustainable and fair to users, online businesses, and all online stakeholders. Our mission is twofold:

•	Empower the developers of a new internet in creating ethical technologies both through in-house intellectual property, providing advanced digital tools that enable developers and creators to build fair-forward solutions to build a new ethical internet ecosystem (the “Ethical Web” or “WEB.Ɛ”), and

•	Acquire, commercialize and invest in WEB.Ɛ products and services developed on our global platform and/or with corporate partners.

Open-Code Ecosystem

Understanding that the WEB.Ɛ concept is larger than any one entity, requiring various layers of technologies across multiple business sectors, we are building an Open-Code Platform (OSP) to engage and incentivize the world’s developers and engineers in our mission for a more equitable Internet, at the DNA level.

With our own intellectual property at its core, we will endeavor to construct our OCP with economic incentives for the developer community in mind, incorporating a number of related digital tools that support the ethical development of new mobile applications that adhere to and reflect the highest standards of WEB.Ɛ.

We believe that our software as a service (SAAS) Open-Code Platform will allow the open-source community, companies and not-for-profits to be able to build their own mobile applications using templates downloadable from a central code repository. We intend to focus on Low-Code and No-Code applications as much as possible to attract a larger pool of developers. As partners register onto our platform, they are provisioned with online dashboards that allow them to fully utilize the SAAS platform and will have their own sandbox provisioned to test their apps.

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Mobile-First

All of the consumer-based products subsequently developed by our registered partners are designed to deliver the presentation layer through mobile-first consumer experiences.

While we are a mobile-first company, we understand the need for flexibility in order to maximize market penetration. To this end we plan to develop relationships with the new wave of security-first browsers such as Brave, TOR and others.

Monetization and Market-Making

We are developing our platform by concentrating on proven value methodologies designed to exponentially increase the adoption of our IP through the following four-tiered process:

1.	Research, Development and Commercialization. We are creating an Open-Code Initiative designed to evolve our IP (developed under patent) as well as that of our partners and future potential acquisitions. This will allows us to identify growth areas and expand ecosystems, platforms, and products within those areas, positioning us for commercialization opportunities across a wide range of business sectors.
2.	Licensing and SAAS. We will provide revenue opportunities through partnerships with select start-ups and established corporations to further our reach and rapid development of platform applications. The SAAS platform will allow low volume, free community access. However, platform usage is metered, and those partners who start using the platform for larger volume will be obliged to pay an appropriate license fee.
3.	Venture Funding. We will license or otherwise provide our technology to select start-ups, teams and developers, and fund early-stage startups that develop promising applications arising from the platform. This will allow us to grow a multi-sector ecosystem and maximize reach and revenues through multiple streams.

Advanced Tools and Future Services

We have developed a data-driven conversations (DDC) capability that is in the process of being implemented into our platform and app technologies. This generic application can be used by developers with access to our toolkit and will allow Bubblr to build and alter conversation search dialogues to optimize searching for information and content.

Additionally, are building complex AI and machine learning to optimize search results regarding relevance and salience for searching for critical information. Our plans include adding these algorithms to the Open-Code platform and development ecosystems and to our overall Software Development Kit (SDK).

The systems architecture to support these innovations continues to evolve and our plan is designed to evolve with it. Our belief is that a collection of technologies, geared to incentivize developed and create multiple revenue streams for Bubblr, is the perfect strategy to create exponential value for the Company and significantly enhance our shareholders’ interests.

Intellectual Property

We have created a new search mechanism ‘AN INTERNET-BASED SEARCH MECHANISM’, which has been granted a patent in South Africa (2016/06947), New Zealand (725014), the United States of America (‘Utility Patent No. US 10977387, Canada (2962520) and we have patents pending on the same processes in Australia (2015248619), the European Union (15723990.6) and the United Kingdom (PCT/GB2015/051130), creating an alternative economic ecosystem to tackle the current broken model and better serve all main participant groups.

Bubblr is currently in the process of filing a sister patent to our approved INTERNET SEARCH MECHANISM. This patent will define an alternative mobile search system purely for information rather than goods and service, which our original patent covers. This new search mechanism is designed to radically change the way search is conducted for information and will bear little resemblance to the established search model. Details of the mobile search application will be become available upon formal filing.

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Competition

The space for online marketplaces and ad networks is rapidly evolving. The Advertising Technology (Ad-tech) industry includes all kinds of tools, software platforms (Google, Facebook), agencies, data-brokers, etc. It facilitates targeted advertisements that have become exponentially more invasive over the past decade due to massive amounts of personal data collection. It's a complex and opaque ecosystem that tracks, profiles, discriminates (both personal and business) and manipulates for profit. It's a multi-billion-dollar industry that is now facing litigation, investigations, and new regulations to curb its practices.

We face intense competition from companies with much larger capital resources than us, and, as a result, we could struggle to attract users and gain market share. Many of our existing or future competitors have greater financial resources and greater brand name recognition than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole. We will strive to advance our technology in each of these sectors ahead of our competitors to gain market share. We also face intense competition in attracting and retaining qualified employees. Our ability to continue to compete effectively will depend upon our ability to attract new employees, retain and motivate our existing employees and to compensate employees competitively. We face significant competition in several aspects of our business, and such competition might increase, particularly in the market for networks and online marketplaces. A key advantage against better resourced competitors is provisioning our technology and related acquisitions as an Open Source SAAS platform. This pushes all of the consumer and merchant marketing responsibility to the registered partners.

Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of users, such as mobile access or different market focus. Any such increased competition could cause pricing pressure, loss of business or decreased user activity, any of which could adversely affect our business and operating results.

We believe that we have competitive strengths and protection via our IP which is defensible under the umbrella protection of our granted patents.

 Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business online, many of which are evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws and regulations relating to the liability of providers of online services for activities of their users and other third parties are being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, or the content provided by users. Further some countries impose regulations regarding or require licenses to conduct various aspects of our business, including employee recruiting, and news related services. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users or other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities, may in the future produce legislation or other governmental action that could require changes to our website platform, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our platform.

In the area of information security and data protection, most states have enacted laws and regulations requiring notification to users when there is a security breach of personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws and regulations may increase in the future as a result of amendments or changes in interpretation. Furthermore, any failure on our part to comply with these laws and regulations may subject us to significant liabilities.

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We are also subject to federal, state, and foreign laws and regulations regarding privacy and protection of data. Our privacy policies describe our practices concerning the use, storage, transmission and disclosure of personal information, including visitor and user data. Our business model is around specifically offering protections in line with the General Data Protection Regulation (GDPR), California’s Consumer Data Protection Act (CCPA), and Virginia Consumer Data Protection Act (VCDPA). This also conforms to the proposed New York Privacy Act. Any failure by us to comply with these terms or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of privacy and data protection laws and regulations and their application to online services are unclear, evolving and in a state of flux. For example, in October 2015, the highest court in the European Union invalidated reliance on the US-EU Safe Harbor regime as one of the legally recognized mechanisms under which the personal data of European citizens could be transferred to the United States. There is a risk that these laws and regulations may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices, or that new laws or regulations will be enacted. In addition, because our platform will be accessible worldwide, certain foreign governments may claim that we are required to comply with their laws and regulations, including with respect to the storage, use and disclosure of user information, even in jurisdictions where we have no local entity, employees, or infrastructure. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

Corporate History

The Company was formed as a Nevada corporation on May 4, 1998 under the name “Llebpmac, Inc.” On November 1, 2000, it changed its name to “Cash Foods, Inc.” and operated under that name until May 16, 2003, when it changed its name to U.S. Wireless Online, Inc and operated under that name until March 30, 2020 when the Company changed its name to Bubblr, Inc.

The Company has engaged in several business combinations from formation to the present. On or about October 22, 2019, the Company relocated domicile to Wyoming.

On October 8, 2019, the County of Laramie, Wyoming, First District Court appointed Benjamin Berry, President of Synergy Management Group, LLC as court-appointed custodian for the Company.

On January 18, 2021, Stephen Morris, our officer and director, received 1 share of preferred stock, known as “The Special Series A Preferred.” The Special 2019 Series A Preferred has 60% voting rights over all classes of stock and was convertible into shares of the Company’s Common Stock.

On December 18, 2019, the Company and Bubblr Holdings Limited entered into an Agreement and Plan of Merger.

On February 7, 2020, the court-appointed custodianship (Benjamin Berry) was discharged by the courts.

On or about August 13, 2020, on completion of the reverse merger the company effectuated a one (1) for five hundred (555) reverse split of its 99,065,205 shares of Common Stock in the Company. The post-merger Common Stock held by shareholders was 179,444 shares of Common Stock.

On September 9, 2020, after closing the merger, the Company issued 127,811,328 Common Stock to the current shareholders of Bubblr Holdings Limited in exchange for 100% of the shares held by Bubblr Holdings. As a result of this transaction, Bubblr Holdings Ltd. is a wholly-owned subsidiary of the Company.

Employees

As of September 8, 2022, we have 5 full-time employees and 4 contractors.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Properties

We do not own any real property. All employees and contractors work at their own premises, we lease virtual and on-demand space in New York at a cost of $200 per month and Edinburgh, Scotland, United Kingdom at £100 per month .

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MANAGEMENT

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Rik Willard	62	Chief Executive Officer and Director
Steven Saunders	44	Chief Commercial Officer and Director
Stephen Morris	68	Chief Technology Officer and former Director (1)
Matthew Loeb	62	Chair and Director
Virginia Mackin	59	Chief Financial Officer (interim)

(1)	Mr. Morris resigned as a Director on May 30, 2022. This allowed Mr. Morris to concentrate all of his abilities on the creation of the WEB.Ɛ platform.

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Rik Willard

Prior to joining Bubblr on August 16, 2021, for the past five years, Mr. Willard has been the Founder and Managing Director of Agentic Group, a New York based advanced technology consultancy working with governments, financial institutions, corporations and the global tech startup ecosystem. His primary work is helping companies to develop Web 3 and blockchain growth strategies and facilitating funding and strategic alliances for promising startups. In 2017 he provided these services as Interim CEO of Global Blockchain Technologies in Toronto, CA -- which traded on the Toronto Stock Exchange  -- developing that company's business strategy and spearheading its Canadian 40 million fundraise.

He has a number of board and advisory affiliations, including The World Ethical Data Foundation and Forum, The Seidenberg School of Computer Science and Information Systems (CSIS) at Pace University, The Lawrence N. Field Center for Entrepreneurship at Baruch College, City University of New York, and KIPP Charter Schools, among others. He has received Fellowships at The Foreign Policy Association and at the Center for the Study of Digital Life. He continues to be an invited keynote speaker at several major educational institutions, including Harvard Business School, the Kaufmann Institute at the Stern School of Business at New York University, among others.

Mr. Willard does not hold and has not held over the past five years, directorships in any public companies.

Mr. Willard is qualified to serve on our Board of Directors due to his vast experience and expertise in bringing multiple categories of digital products from the investment phase, through to productization and market introduction. He comprehends the nuances of professional board development and procedure, and from the first days of the Internet through today’s privacy and decentralization movements, he has accurately triangulated social, economic and political realities to predict and profit from prevailing and forward-looking digital trends.

Steven Saunders

Prior to joining Bubblr on the May 1, 2019, Mr. Saunders worked for over eight years at the management consultancy firm, Syntegrity Group. He held the title of Managing Director, and he worked with C-level executives across a broad range of industries. These included financial services, pharmaceutical, real estate, not-for-profit, and technology. He also has experience in strategic planning, corporate development, go-to-market innovation, product launches, and corporate transformations.

Mr. Saunders does not hold and has not held over the past five years any other directorships in any public companies.

Mr. Saunders is qualified to serve on our Board of Directors because of his experience and expertise gained as a management consultant over the past decade, working with C-level executives within the Fortune 500 on a variety of management challenges.

Mr. Saunders is paid by Bubblr Limited, a wholly owned subsidiary of Bubblr Inc. since the commencement of his employment in May 2019. Starting in July 2021, Bubblr Inc. now directly employs Mr. Saunders, as he performs duties in both.

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 Stephen Morris

Prior to founding Bubblr in 2015 and working on it full time, Mr. Morris also worked as an agile coach and scrum master consultant at various companies. From July 2017 to June 2018 – he worked at Royal London Group in Edinburgh Scotland. From 2016 to February 2017, he worked for Accenture in Newcastle Upon Tyne, England, United Kingdom. From January 2016 to October 2016, he worked at Sky Broadcasting in Livingstone, Scotland.

Mr. Morris does not hold and has not held over the past five years any other directorships in any public companies.

Matthew Loeb

Prior to joining Bubblr’s advisory board on September 14, 2020, Mr. Loeb has worked on/with the boards of Excelsior College, the Center for Cyber Safety and Education, CMMI Institute, Crosswalk, and is currently a Fellow at the MIT Center for Information Systems Research. Mr. Loeb has been the Founder and CEO of Optimal Performance Seekers, LLC from January 2019 to the present. Mr. Loeb was the CEO of ISACA from September 2014 to December 2018 and was an Executive Director and Interim CEO of the Biomedical Engineering Society from May 2019 to August 2020.

Mr. Loeb does not hold and has not held over the past five years any other directorships in any public companies.

Mr. Loeb is qualified to serve on our Board of Directors because of his extensive executive leadership experience as a CEO and in other senior executive position, his background in technology, audit, cybersecurity and risk management, and based on his work serving on boards of directors combined with his knowledge of corporate governance.

Virginia Mackin

Prior to joining Bubblr in 2019, Ms. Mackin worked for three years at The Law Society of Scotland, a not-for-profit organization that represents, registers, and regulates the solicitors  in Scotland. She was the Head of Finance and worked with a wide range of stakeholders to ensure the Society complied with all reporting requirements, internal controls, and internal management account requirements. Prior to this post, Ms. Mackin worked for Edrington, an international creator, and distributor of Scotch Whisky and other spirits. She worked within the commercial accounting team with responsibilities for distributors in the United Kingdom, Spain, and the Netherlands.

Ms. Mackin is a fellow member of the Association of Chartered Certified Accountants.

Ms. Makin is qualified to serve as an interim member of our executive team because of her overall understanding of our company, the successful completion of the 2019 and 2020 audit and her past experience in change of management and finance team leadership in established, not-for-profit and start-up companies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our amended and restated bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K.

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Board Committees

As of the closing of the offering, our Board will have established the following three standing committees: audit committee (the “Audit Committee”); compensation committee (the “Compensation Committee”); and nominating and governance committee (the “Nominating Committee”). We also intend to appoint independent directors that will serve on each committee. We have one independent board member in Matthew Loeb, and we have two additional members that will be appointed prior to close of the offering. Our Board will adopt written charters for each of these committees. Upon completion of this offering, copies of the charters will be available on our website at https://bubblr.com. Our Board may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee, among other things, will be responsible for:

●	appointing; approving the compensation of; overseeing the work of; and assessing the independence, qualifications, and performance of the independent auditor;

●	reviewing the internal audit function, including its independence, plans, and budget;

●	approving, in advance, audit and any permissible non-audit services performed by our independent auditor;

●	reviewing our internal controls with the independent auditor, the internal auditor, and management;

●	reviewing the adequacy of our accounting and financial controls as reported by the independent auditor, the internal auditor, and management;

●	overseeing our financial compliance system; and

●	overseeing our major risk exposures regarding the Company’s accounting and financial reporting policies, the activities of our internal audit function, and information technology.

The Board intends that each prospective member of the Audit Committee meets the additional independence criteria applicable to audit committee members under SEC rules and Nasdaq listing rules. Effective upon the completion of this offering the Board will adopt a written charter setting forth the authority and responsibilities of the Audit Committee. The Board intends that each prospective member of the Audit Committee is financially literate, and that a member will be appointed that meets the qualifications of an Audit Committee financial expert under the rules promulgated by the SEC.

We believe that, after consummation of this offering, the functioning of the Audit Committee will comply with the applicable requirements of the rules and regulations of the Nasdaq listing rules and the SEC.

Compensation Committee

The Compensation Committee will be responsible for:

●	reviewing and making recommendations to the Board with respect to the compensation of our officers and directors, including the CEO;

●	overseeing and administering the Company’s executive compensation plans, including equity-based awards;

●	negotiating and overseeing employment agreements with officers and directors; and

●	overseeing how the Company’s compensation policies and practices may affect the Company’s risk management practices and/or risk-taking incentives.

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Effective upon the completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Compensation Committee.

The Compensation Committee will consist of independent board members. The Board intends that each member of the Compensation Committee meets the independence criteria applicable to compensation committee members under SEC rules and Nasdaq listing rules. The Company believes that, after the consummation of the offering, the composition of the Compensation Committee will meet the requirements for independence under, and the functioning of such Compensation Committee will comply with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things, will be responsible for:

●	reviewing and assessing the development of the executive officers and considering and making recommendations to the Board regarding promotion and succession issues;

●	evaluating and reporting to the Board on the performance and effectiveness of the directors, committees and the Board as a whole;

●	working with the Board to determine the appropriate and desirable mix of characteristics, skills, expertise and experience, including diversity considerations, for the full Board and each committee;

●	annually presenting to the Board a list of individuals recommended to be nominated for election to the Board;

●	reviewing, evaluating, and recommending changes to the Company’s corporate governance principles and committee charters;

●	recommending to the Board individuals to be elected to fill vacancies and newly created directorships;

●	overseeing the Company’s compliance program, including the code of business conduct and ethics; and

●	overseeing and evaluating how the Company’s corporate governance and legal and regulatory compliance policies and practices, including leadership, structure, and succession planning, may affect the Company’s major risk exposures.

Effective upon completion of this offering, the Board will adopt a written charter setting forth the authority and responsibilities of the Nominating and Corporate Governance Committee.

Board intends that each member of the Nominating and Corporate Governance Committee will be independent within the meaning of the independent director guidelines of Nasdaq listing rules.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves, or in the past has served, as a member of the Board or the Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of the Board or its Compensation Committee. None of the members of the Compensation Committee is, or has ever been, an officer or employee of the company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to, among other persons, our principal executive officers, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Business Conduct is available on our website at www.bubblr.com. Our Nominating and Governance Committee is responsible for overseeing the Code of Conduct, and our board of directors must approve any waivers of the Code of Conduct. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Code of Conduct.

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Director Independence

We use the definition of “independence” of The NASDAQ Stock Market to make this determination. In making the determination of whether a member of the board is independent, our board also considers, among other things, transactions and relationships between each director and his immediate family and the Company, including those reported under the caption “Certain Relationships and Related-Party Transactions”. The purpose of this review is to determine whether any such relationships or transactions are material and, therefore, inconsistent with a determination that the directors are independent. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship, which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	The director is, or at any time during the past three years was, an employee of the company;

●	The director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	A family member of the director is, or at any time during the past three years was, an executive officer of the company;

●	The director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●	The director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●	The director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Under such definitions, Steven Saunders and Rik Willard are not independent directors and Matthew Loeb is an independent director. We intend to appoint two independent directors in addition to Mr. Loeb to serve on the above committees, with each serving as chair of the three committees.

Communications with our Board of Directors

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o Bubblr, Inc., 21 West 46th Street New York, New York 10036. These communications will be delivered to the board of directors, or any individual director, as specified.

Board Diversity

We seek diversity in experience, viewpoint, education, skill, and other individual qualities and attributes to be represented on our board of directors. We believe directors should have various qualifications, including individual character and integrity; business experience; leadership ability; strategic planning skills, ability, and experience; requisite knowledge of our industry and finance, accounting, and legal matters; communications and interpersonal skills; and the ability and willingness to devote time to our company. We also believe the skill sets, backgrounds, and qualifications of our directors, taken as a whole, should provide a significant mix of diversity in personal and professional experience, background, viewpoints, perspectives, knowledge, and abilities. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability, or any other basis proscribed by law. The assessment of prospective directors is made in the context of the perceived needs of our board of directors from time to time.

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All of our directors have held high-level positions in business or professional service firms and have experience in dealing with complex issues. We believe that all of our directors are individuals of high character and integrity, are able to work well with others, and have committed to devote sufficient time to the business and affairs of our company. In addition to these attributes, the description of each director’s background set forth above indicates the specific qualifications, skills, perspectives, and experience necessary to conclude that each individual should continue to serve as a director of ours.

Nasdaq Diversity Requirements

On Aug. 6, 2021, the SEC approved The Nasdaq Stock Market LLC’s (“Nasdaq”) proposal, as amended, to implement diversity requirements for companies listed on the Nasdaq exchanges. Nasdaq stated that its goal was to “provide stakeholders with a better understanding of the company’s current board composition and enhance investor confidence that all listed companies are considering diversity in the context of selecting directors.” Generally, the new rule requires any company listed on the Nasdaq exchanges to (a) have at least two diverse directors on its board or explain why it does not meet this objective and (b) provide standardized disclosures in the form of a Board Diversity Matrix, or similar format, on the composition of its board.

New Nasdaq Rule 5605(f)(2) requires each Nasdaq listed company, other than a Smaller Reporting Company, such as the Company, or company with five or fewer members, to have, or explain why it does not have, at least two members of its board of directors who are Diverse, including at least one Diverse director who self-identifies as Female and at least one Diverse director who self-identifies as an Underrepresented Minority or LGBTQ+. “Diverse” is defined to mean an individual who self-identifies in one or more of the following categories: (i) Female, (ii) Underrepresented Minority, or (iii) LGBTQ+. Also pursuant to the new Rule, “Female” would be defined to mean an individual who self-identifies her gender as a woman, without regard to the individual’s designated sex at birth. “Underrepresented Minority ” is defined to mean an individual who self-identifies as one or more of the following: Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, Native Hawaiian or Pacific Islander, or Two or More Races or Ethnicities; and “LGBTQ+” would be defined to mean an individual who self-identifies as any of the following: lesbian, gay, bisexual, transgender, or as a member of the queer community.

Rule 5605(f)(2)(C) requires each Smaller Reporting Company to have, or explain why it does not have, at least two members of its board of directors who are Diverse, including at least one Diverse director who self-identifies as Female. The second Diverse director may include an individual who self-identifies as one or more of the following: Female, LGBTQ+, or an Underrepresented Minority.

Nasdaq companies are required to comply with the new board diversity rules by the later of the below dates or the date the company files its proxy or information statement for its annual meeting of shareholders in the applicable compliance year:

●	Aug. 7, 2023: All Nasdaq-listed companies must have, or explain why they do not have, one diverse director.
●	Aug. 6, 2025: Companies listed on the Nasdaq Global Select and the Nasdaq Global Market must have, or explain why they do not have, two diverse directors.
●	Aug. 6, 2026: Companies listed on the Nasdaq Capital Market must have, or explain why they do not have, two diverse directors.

Additionally, a company listed on Nasdaq exchanges will be required to provide a Board Diversity Matrix, or similar disclosure, by the later of (a) Aug. 8, 2022, or (b) the date the company files its proxy statement for its annual meeting of shareholders during the 2022 calendar year.

In the Board Diversity Matrix, a company is required to provide the total number of directors on its board and the company include the following information in accordance with the instructions accompanying the Board Diversity Matrix: (1) the number of directors based on gender identity (female, male, or nonbinary) and the number of directors who did not disclose gender; (2) the number of directors based on race and ethnicity (African American or Black, Alaskan Native or Native American, Asian, Hispanic or Latinx, Native Hawaiian or Pacific Islander, White, or Two or More Races or Ethnicities), disaggregated by gender identity (or did not disclose gender); (3) the number of directors who self-identify as LGBTQ+; and (4) the number of directors who did not disclose a demographic background under item (2) or (3) above. In the Board Diversity Matrix, any director who chooses not to disclose a gender would be included in the “Did Not Disclose Gender” category and any director who chooses not to identify as any race or ethnicity or not to identify as LGBTQ+ would be included in the “Did Not Disclose Demographic Background” category.

The Company intends to be in compliance with the diversity requirements imposed by the Nasdaq listing rules at the close of the offering.  The Company currently has a Diverse member on its three member board of directors, and it plans to appoint another Diverse member before the close of this offering, for at least two Diverse members in a board of five members.

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Executive Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and principal	Year	Salary ($)	Bonus	Stock	Option	All Other	Total
Position			($)	Awards	Awards	Compensation	($)
				($)	($)	($) (1)(2)
Rik Willard	2020	Nil	Nil	Nil	Nil	Nil	Nil
CEO and Director	2021	41,250	Nil	418,364	Nil	Nil	459,614
Steven Saunders	2020	129,500	Nil	Nil	Nil	Nil	129,500
CCO and Director	2021	134,116	Nil	Nil	Nil	Nil	134,116
Stephen Morris	2020	80,750	Nil	Nil	Nil	Nil	80,750
CTO and Former Director	2021	122,537	Nil	Nil	Nil	Nil	122,537

Management Compensation

Approval of the 2022 Equity Incentive Plan

On May 25, 2022, our board of directors and majority shareholders approved the adoption of the Bubblr, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”).

The purpose of the 2022 Equity Incentive Plan is to foster and promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2022 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests our company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of our business is largely dependent.

The 2022 Equity Incentive Plan became effective upon its approval by the majority of stockholders on May 25, 2022 and, unless earlier terminated, will continue until May 25, 2032. A total of 28,400,000 shares of Common Stock may be issued under the 2022 Equity Incentive Plan.

The 2022 Equity Incentive Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares and performance units to our employees, officers, directors and consultants, including incentive stock options, non-qualified stock options, restricted stock, and other benefits.

Employment Agreements

The Company entered into employment agreement with Stephen Morris, our Founder and Chief Platform Officer, the term is three years commencing July 1, 2021. Mr. Morris is to receive monthly cash compensation of $15,000 reduced by $4,790 until at least $5,000,000 has been received through the S-1 offering.

The Company previously entered into a consulting contract employment agreement with Neeta Shah to act as the Chief Financial Officer of the company. Under the agreement, Mrs. Shah is to receive monthly cash compensation of $7,500 until at least $5,000,000 funding has been received through the S-1 offering, whereas Mrs. Shah will become a full-time employee on a monthly cash compensation of $15,000. Mrs. Shah was granted a signing bonus of 51,020 shares that were issued in October 2021. Ms. Shah was dismissed on January 29, 2021 with one month’s severance of $7,500.

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On January 31, 2022, our Board of Directors appointed Ms. Virginia Mackin as our interim Chief Financial Officer. Ms. Mackin has acted as our Financial Controller. We have compensated her in this role with an annual salary of $60,000, which increased to $100,000 in April 2022.

On May 31, 2022, our board of directors approved amended and restated employment agreements in favor of our Chief Executive Officer, Rik Willard, and our Chief Commercial Officer, Steven Saunders.

The employment agreement with Mr. Willard provides that we will compensate him with a yearly salary of $144,000 to be increased to $180,000 upon securing $5M in capital. We also agreed to compensate Mr. Willard with 5,400,000 restricted stock units, which vests 2,700,000 annually over a period of two years. He is also entitled to health and vacation benefits and six-month severance if terminated for good cause or if he resigns for good reason in a constructive termination. Mr. Willard agreed to a two year non-solicit restrictive covenant.

The employment agreement with Mr. Saunders provides that we will compensate him with a yeary salary of $144,000 to be increased to $180,000 upon securing $5M in capital. We also agreed to compensate Mr. Saunders with 3,000,000 restricted stock units, which vests 1,500,000 annually over a period of two years. He is also entitled to health and vacation benefits and six-month severance if terminated for good cause or if he resigns for good reason in a constructive termination. Mr. Saunders agreed to a two year non-solicit restrictive covenant.

Grants from the 2022 Equity Incentive Plan

In connection with the employment agreements with Messrs. Willard and Saunders, we have granted these officers restricted stock units as detailed under “Employment Agreements.”

Compensation of Directors

All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Our wholly owned subsidiary, Bubblr Limited, has a loan from Stephen Morris pursuant to a Loan Agreement of $428,177 and $500,915 as of December 31, 2021 and 2020, respectively. The loan is non-interest bearing and due on demand.

During the year ended December 31, 2021, $60,000 and $6,000 was deducted from the amount owed and used by Mr. Morris to purchase the Special 2019 Series A preferred Stock and Series B Preferred Shares, respectively, from the Company.

On May 23, 2022, we entered into an amendment (the “Amendment”) to the Loan Agreement with Bubblr Limited and Mr. Morris to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of an offering by Bubblr, Inc., in the amount of no less than $7,500,000 in a public offering, or (ii) two years from the date of the Amendment (the “Maturity Date”).

In addition, on a date no later than five (5) business days from the date we complete a bridge financing of no less than $1.5 million, we shall pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the loan, and the balance of the principal of the loan shall be paid at the Maturity Date.

In the February 2022 the Company received one loan from a minority shareholder of $19,709. The loan bears interest of 20% per annum and is due for repayment no earlier than 3 months and no later than 12 from the loan date.

During the year ended December 31, 2021, the Company received one loan from a minority shareholder of $81,162. The loan is non-interest bearing and due for repayment on February 28, 2022. Agreement was reached to extend repayment of the loan to April 30, 2022, with no penalties. All outstanding amounts were paid by this date.

During the fourth quarter of 2020, the Company received two loans from minority shareholders totaling $297,006. The loan of $245,234 was non-interest bearing and due for repayment on January 31, 2021. The loan of $51,772 carried an original interest rate of 20% and was due for repayment on December 31, 2020. These loans were repaid in full during the year ended December 31, 2021.

Indemnification

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our amended and restated bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

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PRINCIPAL SHAREHOLDERS

The following table sets forth, as of September 7, 2022, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 21 West 46th Street, New York, New York 10036.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Rik Willard	102,040	0.06%
Stephen Morris	49,808,693	31.60%
Matthew Loeb	250,000	0.1	6%
Steven Saunders	4,500,000	2.85%
Virginia Mackin	700,000	0.44%
All Directors and Executive Officers as a Group (5 persons)	55,360,733	35.12%

5% Holders	Common Stock
	Number of Shares Owned (1)	Percent of Class (2)
Stephen Morris	49,808,693	31.60%
All 5% Holders as a Group (1 persons)	49,808,693	31.60%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 157,633,162 voting shares as of September 8, 2022.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 3,000,000,000 shares of Common Stock, with a par value of $0.01 per share, and 25,000,000 shares of preferred stock, with a par value of $0.001 per share. As of September 8, 2022, there were 157,633,162 shares of our Common Stock issued and outstanding, and outstanding and 903 shares of Series C Preferred Stock issued and outstanding. Our shares of Common Stock are held by 747 stockholders of record and the preferred stock is held by two stockholders of record.

Common Stock

Our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our Common Stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our Common Stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our board of directors may authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

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Series C Preferred Stock

On March 4, 2022, the Company filed a Certificate of Designation with the Wyoming Secretary of State, which established Two Thousand (2,000) shares of the Company’s Series C Convertible Preferred Stock, having such designations, rights and preferences as set forth therein.

Below is a summary description of the material rights, designations and preferences of the Series C Convertible Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Series C Convertible Preferred Stock, in accordance with the following schedule:

•	If all of the Series C Convertible Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three (3) business days’ written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends

•	If all of the Series C Convertible Preferred Stock are redeemed after ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

•	The Stated Value of the Series C Convertible Preferred Stock is $1,200 per share.

The Company shall pay a dividend of eight percent (8%) per annum on the Series C Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series C Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series C Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series C Convertible Preferred Stock will vote together with the Common Stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series C Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price (as set forth in the Certificate of Designation).

There are also Purchase Rights and Most Favored Nation Provisions. As of September7, 2022 we have 903 shares of Series C Convertible Preferred Stock outstanding.

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Anti-Takeover Issues

Other provisions of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board of Directors and Management. According to our Articles and Bylaws, the holders of our Common Stock do not have cumulative voting rights in the election of the Company’s Directors. The lack of Common Stock cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control by replacing our Board of Directors.

Wyoming does not impose enhanced fiduciary duties on directors in attempted takeover situations. Instead, the “business judgment rule” is applied to the use of antitakeover tactics. This is an extremely management-friendly provision that allows directors to consider the interests of shareholders as just one factor among others.

Our Board of Directors can designate the rights, preferences, privileges and restrictions of series of preferred or Common Stock without further shareholder action. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders’ rights plans, or so-called poison pills.

Listing of Common Stock

Our Common Stock is currently quoted on the OTC Markets under the trading symbol “BBLR.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is Pacific Stock Transfer Co.

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DESCRIPTION OF SECURITIES

The following description summarizes certain important terms of our capital stock, as they are expected to be in effect immediately prior to the closing of this offering. The following descriptions are summaries and are qualified by reference to our articles of incorporation and bylaws, each as will be amended and restated immediately prior to the closing of this offering, themselves. By becoming a stockholder in our Company, you will be deemed to have notice of and consented to these provisions of our articles of incorporation and bylaws, each as amended and restated.

On __, 2022, we filed a certificate of amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Wyoming to effectuate a one-for-___ (1:__) reverse stock split of our Common Stock without any change to its par value. Such amendment became effective on upon such filing. No fractional shares were issued in connection with the reverse stock split as all fractional shares were rounded up to the next whole share. Unless otherwise noted, all share and per share amounts of our Common Stock listed in this prospectus have been adjusted to give effect to the reverse stock split.

Units

Each unit consists of one share of Common Stock, $0.01 par value per share, and one warrant to purchase one share of our Common Stock, each as described further below. The Common Stock and warrants will be immediately separable and will be issued separately.

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of the Warrants.

Duration and Exercise Price. Each Warrant offered hereby will have an initial exercise price per share equal to $ . The Warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Warrants will be issued separately from the Common Stock and may be transferred separately immediately thereafter. A Warrant to purchase one share of our Common Stock will be issued for every share of Common Stock purchased in this offering.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise. If, at the time a holder exercises its Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, a Warrant in book entry form may be transferred at the option of the holder through the facilities of the Depository Trust Company and Warrants in physical form may be transferred upon surrender of the Warrant to the Warrant Agent together with the appropriate instruments of transfer. Pursuant to a warrant agency agreement between us and the Warrant Agent, the Warrants initially will be issued in book-entry form and will be represented by one or more global certificates deposited with The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Exchange Listing. We intend to apply to list the Warrants on the Nasdaq Capital Market under the symbol “BBLRW. ” Upon listing, there can be no assurance that an active public trading market for the Warrants will develop.

Right as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Warrants.

Fundamental Transaction. In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the warrants have the right to require us or a successor entity to redeem the warrants for cash in the amount of the Black Scholes Value (as defined in each warrant) of the unexercised portion of the warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

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CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material U.S. federal income tax consequences to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below, and together with U.S. holders, “Holders”) of the acquisition, ownership and disposition of shares of our Common Stock and Warrants. This discussion is included for general informational purposes only, does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a Holder, and does not constitute, and is not, a tax opinion for or tax advice to any particular U.S. Holder. The summary does not address any U.S. tax matters other than those specifically discussed. The summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations (including temporary regulations) issued thereunder, judicial decisions and administrative rulings and pronouncements and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences described herein.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

The discussion below applies only to Holders holding shares of our common stock and warrants as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the tax consequences that may be relevant to U.S. Holders who, in light of their particular circumstances, may be subject to special tax rules, including without limitation:

•        banks and other financial institutions or financial services entities;

•        broker or -dealers in securities;

•        retirement plans, individual retirement accounts or other tax-deferred accounts;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt organization (including private foundations);

•        S-corporations, partnerships or other flow-through entities and investors therein;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        qualified foreign pension funds;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own five  percent or more of our shares measured by voting power or value;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

•        persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements under Section 451 of the Code;

•        persons subject to the alternative minimum tax;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction; or

•        U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used herein, the term “U.S. Holder” means a beneficial of units, shares of our common stock or warrants that is for U.S. federal income tax purposes:

(i)     an individual who is a citizen or resident of the United States,

(ii)    a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia,

(iii)   an estate the income of which is subject to U.S. federal income taxation regardless of its source or

(iv)   a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election under Treasury Regulations to be treated as a United States person.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS. EACH PROSPECTIVE INVESTOR IN OUR UNITS IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR UNITS, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-UNITED STATES TAX LAWS

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Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our common stock and one warrant, with each warrant exercisable to acquire one share of our common stock, and we intend to treat the acquisition of a unit in this manner. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one share of our common stock and the one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult its tax advisor regarding the determination of value for these purposes. The price allocated to each share of our common stock and each warrant should constitute the holder’s initial tax basis in such share and such warrant, respectively.

The foregoing treatment of the shares of our common stock and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

Taxation of Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below.

With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally be taxed as qualified dividend income at the preferential tax rate for long-term capital gains.

Dividends we pay to a corporate U.S. Holder generally will qualify for the dividends received deduction if certain holding period requirements are met. If the holding period requirements are not met, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular tax rates applicable to ordinary income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants

A U.S. Holder generally will recognize capital gain or loss on a sale or other taxable disposition of our shares of common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such shares of our common stock or warrants exceeds one year. Long-term capital gains recognized by a non-corporate U.S. Holder are currently eligible to be taxed preferential rates. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of our common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its shares of our common stock and warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a share of our common stock or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of a share of our common stock, by any prior distributions treated as a return of capital. See “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s tax basis in a share of our common stock acquired pursuant to the exercise of a warrant.

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Redemption of Our Common Stock

In the event that a U.S. Holder’s shares of our common stock are redeemed or if we purchase a U.S. Holder’s shares of our common stock in an open market transaction (each referred to herein as a “redemption”), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale or exchange of the shares of our common stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of the shares of our common stock under the tests described below, the U.S. Holder will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” above. If the redemption does not qualify as a sale or exchange of the shares of our common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders — Taxation of Distributions.” Whether a redemption qualifies for treatment as a sale or exchange will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder as described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of our common stock generally will be treated as a sale or exchange of the shares of our common stock (rather than as a corporate distribution) if, within the meaning of Section 302 of the Code, such redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only shares of our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include shares of our common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of shares of our common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption. The shares of our common stock may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of our stock. The redemption of the shares of our common stock will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders — Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed shares of our common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Lapse or Redemption of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of our common stock on the exercise of a warrant for cash. A U.S. Holder’s initial tax basis in a share of our common stock received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s initial investment in the warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the share of our common stock received upon exercise of the warrants will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

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The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a “recapitalization” for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the shares of our common stock received generally would equal the U.S. Holder’s tax basis in the warrants exercised therefor. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the shares of our common stock will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the shares of our common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants having an aggregate value (as measured by the excess of the fair market value of our common stock over the exercise price of the warrants) equal to the exercise price for the total number of warrants to be exercised (i.e., the warrants underlying the number of shares of our common stock actually received by the U.S. Holder pursuant to the cashless exercise). The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. Such gain or loss would be long-term or short-term, depending on the U.S. Holder’s holding period in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s tax basis in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant.

Alternative characterizations are also possible (including as a taxable exchange of all of the warrants surrendered by the U.S. Holder for shares of our common stock received upon exercise). Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If we redeem warrants for cash or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants.”

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. Depending on the circumstances, such adjustments may be treated as constructive distributions. An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a taxable distribution of cash or other property to the holders of shares of our common stock.

Any such constructive distribution would generally be subject to tax as described under “U.S. Holders — Taxation of Distributions” above in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Non-U.S. Holders

This section applies to “Non-U.S. Holders.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock or warrants that is not a U.S. Holder and is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

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Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (or, if required pursuant to an applicable income tax treaty, are not attributable to a permanent establishment of fixed base maintained by the Non-U.S. Holder in the United States), we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of our common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below. In addition, if we determine that we are or are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of shares of our common stock. See also “Non-U.S. Holders — Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.

Dividends that we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if a tax treaty applies, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a foreign corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise, Lapse or Redemption of a Warrant

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants.” The U.S. federal income tax treatment for a Non-U.S. Holder of a redemption of warrants for cash (or if we purchase warrants in an open market transaction) would be similar to that described below in “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants

Subject to the discussion of FATCA and backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of shares of our common stock or warrants (including an expiration or redemption of our warrants), in each case without regard to whether such securities were held as part of a unit, unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States); or

•        we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose. These rules may be modified for Non-U.S. Holders of warrants. If we are or have been a “United States real property holding corporation” and you own warrants, you are urged to consult your own tax advisor regarding the application of these rules.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will generally be subject to tax at the applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock or warrants will generally be subject to tax at applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. In addition, a buyer of our common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. In general, we would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

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Redemption of Our Common Stock

The characterization for U.S. federal income tax purposes of any redemption of a Non-U.S. Holder’s shares of our common stock will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s shares of our common stock, as described under “U.S. Holders — Redemption of Our Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “Non-U.S. Holders — Taxation of Distributions” and “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock and Warrants,” as applicable.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of our common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events. Depending on the circumstances, such adjustments may be treated as constructive distributions. An adjustment which has the effect of preventing dilution pursuant to a bona fide reasonable adjustment formula generally is not taxable. The Non-U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease to the exercise price) as a result of a taxable distribution of cash or other property to the holders of shares of our common stock. Any such constructive distribution would generally be taxed as described under “Non-U.S. Holders — Taxation of Distributions” above, in the same manner as if the Non-U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest resulting from the adjustment.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to our common stock and proceeds from the sale, exchange or redemption of shares of our common stock or warrants may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to payments made to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. Payments made to a Non-U.S. Holder generally will not be subject to backup withholding if the Non-U.S. Holder provides certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld by timely filing the appropriate claim for refund with the IRS and furnishing any required information. All holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding of 30% in certain circumstances on payments of dividends (including constructive dividends) and, subject to the proposed Treasury Regulations discussed below, on proceeds from sales or other disposition of our securities paid to “foreign financial institutions” (which is broadly defined for this purpose and includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Similarly, dividends and, subject to the proposed Treasury Regulations discussed below, proceeds from sales or other disposition in respect of our units held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of the Treasury. The U.S. Department of the Treasury has proposed regulations which eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition of our securities. Withholding agents may rely on the proposed Treasury Regulations until final regulations are issued. Prospective investors should consult their tax advisors regarding the possible effects of FATCA on their investment in our securities.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, NON-U.S. AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

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UNDERWRITING

Joseph Gunnar & Co. LLC (“Joseph Gunnar”) is acting as representative of the underwriters (the “Representative”). Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to the underwriter named below, and the underwriter named below has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Units listed next to its name in the following table:

Name of Underwriter	Number of Units
Joseph Gunnar & Co. LLC

The underwriter is committed to purchase all the Units offered by us other than those covered by the Underwriters’ Over-Allotment Option described below, if any, are purchased. The underwriter is offering the Units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The underwriter proposes initially to offer the Units to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $[●] per Unit. If all of the Units offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the Underwriters’ Over-Allotment Option we granted to the Representative.

	Per Unit	Total Without Over-Allotment Option	Total With Full Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Non-accountable expense allowance	$	$	$
Proceeds, before expenses, to us	$	$	$

We have agreed to pay a non-accountable expense allowance to the Representative equal to 1% of the gross proceeds received at the closing of the offering (excluding any proceeds received upon any subsequent exercise of the Underwriters’ Over-Allotment Option).

We have also agreed to pay the Representative’s expenses relating to the offering, including (a) all filing fees and communication expenses relating to the registration of the shares to be sold in this offering (including any Underwriters’ Over-Allotment Option) with the SEC; (b) all filing fees and expenses associated with the review of this offering by FINRA; (c) all fees and expenses relating to the listing of such shares on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American and on such other stock exchanges as the Company and Joseph Gunnar together determine, including any fees charged by The Depository Trust Company (DTC) for new securities; (d) all fees, expenses and disbursements relating to background checks of the Company’s officers, directors and entities in an amount not to exceed $15,000 in the aggregate; (e) all fees, expenses and disbursements relating to the registration or qualification of such shares under the “blue sky” securities laws of such states and other jurisdictions as Joseph Gunnar may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to a payment of $5,000 to such counsel upon the commencement of “blue sky” work by such counsel and an additional $5,000 at the closing; (f) all fees, expenses and disbursements relating to the registration, qualification or exemption of such shares under the securities laws of such foreign jurisdictions as Joseph Gunnar may reasonably designate; (g) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as Joseph Gunnar may reasonably deem necessary; (h) the costs and expenses of engaging a public relations firm; (i) the costs of preparing, printing and delivering certificates representing the Common Stock; (j) fees and expenses of the transfer agent for the Common Stock and warrants; (k) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to Joseph Gunnar; (l) the costs associated with post-closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (m) the costs associated with bound volumes of the public Offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the closing in such quantities as Joseph Gunnar may reasonably request; (n) the fees and expenses of the Company’s accountants; (o) the fees and expenses of the Company’s legal counsel and other agents and representatives; (p) the fees and expenses of the Representative’s legal counsel not to exceed $150,000 if the Offering closes or $25,000 if the Offering does not close; (q) the $19,950 cost associated with the use of Ipreo’s book building, prospectus tracking and compliance software for this offering; and (r) up to $25,000 of Joseph Gunnar’s actual accountable “road show” expenses for this offering.

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The Company has previously paid the Representative the sum of $25,000 which shall be applied towards the foregoing expenses, which will be returned to us to the extent that offering expenses are not actually incurred in compliance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount and non-accountable expense allowance, will be approximately $[●].

Underwriters’ Over-Allotment Option

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the date of the closing of this offering, permits the underwriter to purchase up to ________ additional shares of our Common Stock and/or Warrants to purchase up to _________ shares of our Common Stock from us, to cover over-allotments (equal to 15% of the total number of shares of Common Stock sold in this offering). If the underwriter exercises all or part of this option, it will purchase shares and/or Warrants included in the Units covered by the option at the public offering price per share or Warrant that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $[●] and the total net proceeds, less the underwriting discount but before expenses, to us will be $[●].

Representative’s Warrants

We have agreed to issue to the Representative (or its permitted assignees) warrants (“Representative Warrants”) to purchase up to a total of _______ shares of Common Stock (5% of the shares of Common Stock included in the Units and 5% of the shares of Common Stock underlying the Warrants included in the Units, excluding the Underwriters’ Over-Allotment Option, if any).

We are registering hereby the issuance of the Representative’s Warrants and the shares of Common Stock issuable upon exercise of such warrants. The Representative Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part, which period is in compliance with FINRA Rule 5110(e)(1). The Representative Warrants are exercisable for cash or on a cashless basis at a per share price equal to $[●] per share, or 110% of the public offering price per Unit in the offering. The Representative Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The Representative (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the registration statement of which this prospectus is a part. In addition, the Representative Warrants provide for certain demand and piggyback registration rights. The warrants provide for one demand registration right in accordance with Rule 5110(g)(8)(b) and unlimited piggyback registration rights. The demand registration rights and piggyback registration rights provided will terminate 5 years from the effective date of the registration statement of which this prospectus is a part in compliance with FINRA Rule 5110(g)(8(c), (d) and (e), respectively. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Representative Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Representative Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of Common Stock at a price below the warrant exercise price.

Discretionary Accounts

The underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain of our stockholders, have agreed, without the prior written consent of the Representative not to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of any of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (the “Lock-Up Securities”), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, make any demand for or exercise any right with respect to the registration of any Lock-Up Securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, for a period of 180 days from the closing of this offering.

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Right of First Refusal and Certain Post Offering Investments

Subject to the closing of this offering and certain conditions set forth in the underwriting agreement, for a period of twelve (12) months after the closing of the offering, Joseph Gunnar shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent for any and all future public or private equity and debt offerings and business combination, including all equity linked financings, during such twelve (12) month period for us, or any of our successors or subsidiaries, on terms customary to Joseph Gunnar. Joseph Gunnar in conjunction with us, shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Additionally, subject to certain exceptions set forth in the underwriting agreement, if the Company terminates the underwriting agreement and subsequently completes any public or private financing, at any time during the twelve (12) months after terminating the underwriting agreement, with any investors contacted by Joseph Gunnar, then Joseph Gunnar shall be entitled to receive the compensation set forth above unless the Company has a pre-existing and documented business relationship with the respective investor.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriter of securities in excess of the number of securities that underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the Underwriters’ Over-Allotment Option. If the underwriter sells more securities than could be covered by exercise of the Underwriters’ Over-Allotment Option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

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Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in the Units. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the Units at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of Units to the underwriter and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to the underwriter and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s websites and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part.

Other Relationships

From time to time, the underwriter and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the underwriter for any further services.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwrites and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Market Information

The public offering price will be determined by discussions between us and the Representative. In addition to prevailing market conditions, the factors to be considered in these discussions will include:

●	an assessment of our management and the underwriter as to the price at which investors might be willing to participate in this offering;

●	the history of, and prospects for, our company and the industry in which we compete;

●	our past and present financial information;

●	our past and present operations, and the prospects for, and timing of, our future revenues;

●	the present state of our development; and

●	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the public offering price.

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SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada. The Units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriter are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

65

United Kingdom. The underwriter has represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Switzerland. The Units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of securities.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (ASIC), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Units may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

66

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Cayman Islands. No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

Taiwan. The securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the securities in Taiwan.

Hong Kong. The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our securities may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

People’s Republic of China. This prospectus may not be circulated or distributed in the PRC and the shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

LEGAL MATTERS

The validity of the shares of Common Stock and Warrants has been passed upon for us by The Doney Law Firm, Las Vegas, Nevada. Lucosky Brookman LLP. is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated balance sheets of Bubblr, Inc. as of December 31, 2021 and December 31, 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for the years then ended have been audited by Pinnacle Accountancy Group of Utah (a dba of Heaton & Company, PLLC), an independent registered public accounting firm, as stated in their report which is incorporated herein. Such consolidated financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

67

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act that registers the securities to be sold in this offering. This prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copies of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

You may read and copy all materials that we file with the SEC, including the registration statement and its exhibits and schedules, on the website maintained by the SEC at www.sec.gov. Information contained on any website referenced in this prospectus does not and will not constitute a part of this prospectus or the registration statement on Form S-1 of which this prospectus is a part.

In addition, upon the closing of this offering, we will be subject to the information reporting requirements of the Exchange Act and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and the website of the SEC referred to above. We also maintain a website at www.brainscientific.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus. Additionally, you may request a copy of any of our filings with the SEC at no cost, by writing us at 21 West 46th Street New York, New York 10036, Attn.: CFO. Our telephone number is (647) 646-2263.

You should rely only on the information contained in this prospectus or to which we have referred you. Neither we, the selling stockholders nor the Underwriters have authorized any person to provide you with different information or to make any representation not contained in this prospectus.

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F-1

BUBBLR, INC.
Consolidated Balance Sheets
June 30, 2022 and December 31, 2021 (Unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash	$55,932	$62,967
Accounts receivable	10,776	17,966
Advances receivable	73,020	80,251
Total current assets	139,728	161,184

Non-current Assets:
Property and equipment, net	54,835	69,620
Intangible assets, net	1,300,341	1,627,010
Total non-current assets	1,355,176	1,696,630
TOTAL ASSETS	$1,494,904	$1,857,814

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$135,461	$200,666
Dividends payable	16,754	—
Accrued interest	45,610	21,415
Loan payable, current portion	12,061	13,400
Loan payable - related party	403,644	509,339
Total current liabilities	613,530	744,820

Non-current liabilities:
Convertible note payable - net of discount of $34,856 and $69,714	2,252,924	2,218,066
Loan payable, non-current portion	15,398	22,518
Warrant derivative liability	441,945	—
Total non-current liabilities	2,710,267	2,240,584

Total Liabilities	3,323,797	2,985,404

Stockholders' Deficit
Preferred Stock, $0.001 par value, 25,000,000 shares authorized
Special 2019 Series A Preferred Stock, $0.001 par value, 1 share authorized; 1 and 1 share(s) issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Series C Convertible Preferred Stock, $0.001 par value, 2,000 authorized, 903 and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021	1	—
Common stock, $0.01 par value, 3,000,000,000 shares authorized; 157,191,418 and 140,186,096 shares issued and outstanding at June 30, 2022 and December 31, 2021	1,571,915	1,401,861
Additional paid-in capital	10,121,449	5,478,801
Deferred stock compensation	(2,165,450)	—
Accumulated deficit	(11,794,731)	(8,385,496)
Accumulated other comprehensive income	437,923	377,244
Total Stockholders' Deficit	(1,828,893)	(1,127,590)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,494,904	$1,857,814

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

BUBBLR, INC.
Consolidated Statements of Operations and Comprehensive Loss
For the three and six months ended June 30, 2022 and 2021 (Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Operating Expenses
General and administrative	$16,309	$17,579	$27,428	$90,682
Professional fees	2,095,727	877,149	2,288,556	1,672,295
Market and regulation costs	44,595	19,691	82,188	33,022
Compensation	172,547	176,360	313,491	345,323
Amortization and depreciation	100,859	95,851	208,454	190,695
Research and development	52,694	135,799	113,955	263,388
Total operating expense	2,482,731	1,322,429	3,034,072	2,595,405

Operating loss	(2,482,731)	(1,322,429)	(3,034,072)	(2,595,405)

Other income (expense)
Interest income	402	460	854	626
Gain on debt settlement	—	5,000	—	5,000
Interest expense	(30,420)	(3,004)	(445,264)	(7,804)
Gain on change in fair value of warrant derivative liability	275,178	—	251,287	—
Foreign currency transaction loss	(121,307)	(7,149)	(162,014)	(13,814)
Total other income (expense)	123,853	(4,693)	(355,137)	(15,992)

Net loss before income tax	$(2,358,878)	$(1,327,122)	$(3,389,209)	$(2,611,397)
Provision for income tax	—	—	—	—
Net loss after income tax	$(2,358,878)	$(1,327,122)	$(3,389,209)	$(2,611,397)

Other comprehensive income (loss)
Foreign currency translation gain	47,306	6,394	60,679	27,353
Total other comprehensive income (loss)	47,306	6,394	60,679	27,353

Net comprehensive loss	$(2,311,572)	$(1,320,728)	$(3,328,530)	$(2,584,044)

Net loss per common share, basic and diluted	$(0.02)	$(0.01)	$(0.02)	$(0.02)

Weighted average number of common shares outstanding, basic and diluted	141,753,945	140,102,076	141,124,825	140,102,076

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

BUBBLR, INC.

Consolidated Statement of Changes in Stockholders’ Deficit

For the six months ended June 30, 2022 and 2021

(Unaudited)

	2019 Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Deferred Stock Compensation	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders' Equity (Deficit)
Balance - December 31, 2020	—	$—	2	$—	—	$—	132,565,226	$1,325,652	$3,704,045	$—	$(4,692,009)	$354,093	$(60,000)	$631,781

Conversion of Preferred B shares to common shares	—	—	(2)	0	—	—	2,650	27	5,973	—	—	—	—	6,000
Issuance of Special 2019 Series A Preferred Stock from Treasury to related party in satisfaction of debt	—	—	—	—	—	—	—	—	—	—	—	—	60,000	60,000
Issuance of common shares for Services - Advisory Board	—	—	—	—	—	—	306,120	3,061	701,015	—	—	—	—	704,076
Issuance of common shares for Services - Consultancy	—	—	—	—	—	—	24,000	240	59,760	—	—	—	—	60,000
Net loss	—	—	—	—	—	—	—	—	—	—	(1,284,275)	—	—	(1,284,275)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—		20,959	—	20,959
Balance -March 31, 2021	1	$—	$—	$—	—	$0	132,897,995	$1,328,980	$4,470,793	$—	$(5,976,284)	$375,052	$—	$198,541

Issuance of common shares for Services - Advisory Board	—	—	—	—	—	—	204,080	2,041	826,524	—	—	—	—	828,565
Issuance of common shares for debt conversion	—	—	—	—	—	—	7,000,000	70,000	—	—	—	—	—	70,000
Net loss	—	—	—	—	—	—	—	—	—	—	(1,327,122)	—	—	(1,327,122)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	6,394	—	6,394
Balance -June 30, 2021	1	$—	$—	$—	—	$—	140,102,075	$1,401,021	$5,297,317	$—	$(7,303,406)	$381,446	$—	$(223,622)

Balance - December 31, 2021	1	$—	—	$—	—	$—	140,186,096	$1,401,861	$5,478,801	$—	$(8,385,496)	$377,244	$—	$(1,127,590)

Issuance of common shares for Services Advisory Board	—	—	—	—	—	—	147,960	1,480	73,980	—	—	—	—	75,460
Issuance of common shares for Services - Consulting	—	—	—	—	—	—	19,250	193	8,787	—	—	—	—	8,980
Issuance of common shares for Equity Finance Agreement Incentive	—		—	—	—	—	793,039	7,930	371,884	—	—	—	—	379,814
Issuance of Series C Preferred Shares	—	—	—	—	503	1	—	—	(1)	—	—	—	—	-
Dividend Series C Preferred shares	—	—	—	—	—	—	—	—	—	—	(3,272)	—	—	(3,272)
Net loss	—	—	—	—	—	—	—	—	—	—	(1,030,331)	—	—	(1,030,331)
Other comprehensive income	—	—	—		—	—	—	—	—	—	—	13,373	—	13,373
Balance -March 31, 2022	1	$—	$—	$—	503	$1	141,146,345	$1,411,464	$5,933,451	$—	$(9,419,099)	$390,617	$—	$(1,683,566)

Issuance of common shares for Services - Consulting	—	—	—	—	—	—	7,645,073	76,451	1,916,630	—	—	—	—	1,993,081
Issuance of common shares as deferred compensation	—	—	—	—	—	—	8,400,000	84,000	2,175,600	(2,259,600)	—	—	—	-
Vesting of common shares issued as deferred compensation	—	—	—	—	—	—	—	—	—	94,150	—	—	—	94,150
Issue of Series C Preferred shares	—	—	—	—	400	0	—	—	95,768	—	—	—	—	95,768
Dividend Series C Preferred Shares	—	—	—	—	—	—	—	—	—	—	(16,754)	—	—	(16,754)
Net loss	—	—	—	—	—	—	—	—	—	—	(2,358,878)	—	—	(2,358,878)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	—	47,306	—	47,306
Balance -June 30, 2022	1	$—	$—	$—	903	$1	157,191,418	$1,571,915	$10,121,449	$(2,165,450)	$(11,794,731)	$437,923	—	$(1,828,893)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

BUBBLR, INC.
Consolidated Statements of Cash Flows For the six months ended June 30, 2022 and 2021 (Unaudited)

	June 30,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(3,389,209)	$(2,611,397)
Adjustments for:
Net loss to net cash used in operating activities:
Stock based compensation	2,077,521	1,592,641
Vesting of deferred stock based compensation	94,150	—
Stock based finance incentive	379,814	—
Gain on settlement of debt	—	(5,000)
Gain on change in fair value of warrant derivative liability	(251,287)	—
Amortization of debt discount	39,856	—
Amortization of intangible asset	187,621	185,088
Depreciation	7,826	5,746
Changes in operating assets and liabilities:
Increase (decrease) in accounts receivable	4,945	(3,957)
Increase (decrease) in accrued interest	24,283	(12,262)
Increase (decrease) in accounts payables	(57,572)	(10,662)
Net cash used in operating activities	(882,052)	(859,803)

Cash flows from investing activities
Purchase of fixed assets	—	(1,330)
Purchase of intangible assets	(19,228)	(51,830)
Net cash used in investing activities	(19,228)	(53,160)

Cash flows from financing activities
Payment of dividends	(3,272)	—
Proceeds from loans payable	15,000	—
Repayment of loans payable	(26,434)	(5,338)
Repayment of loans payable - related party	(77,940)	(303,068)
Proceeds from loans payable - related party	19,709	—
Net proceeds from issuance of Series C Preferred Stock	789,000	—
Proceeds from issuance of convertible notes payable	—	2,007,578
Net cash provided by financing activities	716,063	1,699,172

Effects of exchange rate changes on cash	178,182	2,227

Net Change in Cash	(7,035)	788,436
Cash - Beginning of Period/Year	62,967	96,602
Cash - End of Period/Year	$55,932	$885,038

Supplemental information:
Cash paid for interest	$6,332	$7,804
Cash paid for taxes	$—	$—

Non-cash investing and financing activities
Original issue discount on convertible notes	$—	$104,572
Common stock issued for conversion of debt	$—	$70,000
Special 2019 Series A Preferred Stock issued from Treasury to related party in satisfaction of debt	$—	$60,000
Common stock issued to related party for conversion of Series B Preferred Stock	$—	$6,000
Warrant liability	$721,275	$—
Declared dividends	$16,754	—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

BUBBLR, INC.

Notes to the Unaudited Consolidated Financial Statements

June 30, 2022 and 2021

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

On March 26, 2020 Bubblr Holdings Ltd. (a UK company formed on February 18, 2016) merged into U.S. Wireless Online, Inc. (“UWRL”), a Wyoming corporation formed on October 22, 2019, and became a 100% subsidiary of UWRL. On March 30, 2021, the Company’s corporate name was changed to Bubblr, Inc.  (“the Company”).

Bubblr, Inc. is a Mobile Application software company that is currently developing its disruptive Internet Search Mechanism and seeking license opportunities for a next-generation solution designed to create an alternative economic model.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net comprehensive loss of $3,328,530 during the six months ended June 30, 2022 and has an accumulated deficit of $11,794,731 as of June 30, 2022. In addition, current liabilities exceed current assets by $473,802 as of June 30, 2022.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 13 – Subsequent Events.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company instituted some temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position as of at June 30, 2022.

Most of the restrictions imposed by governments worldwide have now been relaxed. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements. These estimates may change, as new events occur, and additional information is obtained.

F-6

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated interim financial statements have been prepared in accordance with GAAP. The Company’s fiscal year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Bubblr Holdings Ltd., Bubblr Ltd., and Bubblr CLN Ltd. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The Company uses the Black Scholes Options Pricing Model to estimate the value of its derivative liabilities, and remeasures them at each reporting period.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The carrying value of the Company’s current assets and liabilities are deemed to be their fair value due to the short-term maturity and realization. During the six months ended June 30, 2022, the Company acquired warrant derivative liabilities, which are Level 3 financial instruments that are adjusted to fair market value on reporting dates. At June 30, 2022, the warrant liabilities balance was $441,945. There were no changes in the fair value hierarchy leveling during the six months ended June 30, 2022 and 2021.

F-7

Stock Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation–Stock Compensation, which prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Share-based payments to employees and non-employees, including grants of stock options, are recognized as compensation expense in the financial statements based on the stock awards’ fair values on the grant date. That expense is recognized over the period required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Common Stock Purchase Warrants and Derivative Financial Instruments

Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the three and six months ended June 30, 2022 and 2021, the following outstanding stock was excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	June 30,
	2022	2021
	(Shares)	(Shares)
Series C Preferred Stock	3,384,135	—
Warrants	2,358,101	—
Convertible Notes	2,027,127	1,836,652
Total	7,769,363	1,836,652

Beneficial Conversion Feature

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company early-adopted the new guidance on January 1, 2021. As the result of the adoption of this ASU, no beneficial conversion feature was recorded on convertible notes described in Note 7 – Convertible Notes Payable.

F-8

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates. The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

	June 30,	December 31.
	2022	2021
Period-end GBP£:US$ exchange rate	1.2174	1.3527
Annual average GBP£:US$ exchange rate	1.299	1.3767

Aggregate transaction gains or losses, including gains or losses related to foreign-denominated cash and cash equivalents and the re-measurement of certain inter-company balances, are included in the statement of operations as other income and expense. Losses on foreign exchange transactions totaling $162,014 and $13,814 were recognized during the six months ended June 30, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of June 30, 2022 and December 31, 2021, the Company did not have any amounts recorded pertaining to uncertain tax positions.

UK Taxes

We do not consider ourselves to be engaged in a trade or business in the UK and, as such, do not expect to be subject to UK corporate income taxation. We have subsidiaries based in the UK that are subject to the tax laws of that country. Under current law, those subsidiaries are taxed at the applicable corporate income tax rates. Should any UK subsidiaries be deemed to undertake business activities in the US, they would be subject to US corporate income tax in respect of their US activities only. Relief would then be available against the UK tax liabilities in respect of the overseas taxes arising from US activities. At present, this is not applicable as our UK subsidiaries only undertake activities in the UK. Our UK subsidiaries file separate UK income tax returns.

 UK Tax Risk

Companies which are incorporated outside the UK may become subject to UK taxes in a number of circumstances, including circumstances in which (1) they are deemed resident in the UK for tax purposes by reason of their central management and control being exercised from the UK or (2) they are treated as carrying on a trade, investing or carrying on any other business activity in the UK, whether or not through a UK Permanent Establishment (“PE”).

In addition, the Finance Act 2015 introduced a new tax known as the diverted profits tax (“DPT”) which is charged at 25% of any “taxable diverted profits”. The DPT has had effect since April 1, 2015 and may apply in circumstances including: (1) where arrangements are designed to ensure that a non-UK resident company does not carry on a trade in the UK through a PE; and (2) where a tax reduction is obtained through the involvement of entities or transactions lacking economic substance. We intend to operate in such a manner that none of our companies should be subject to the UK DPT and that none of our companies (other than those companies incorporated in the UK) should: (1) be treated as resident in the UK for tax purposes; (2) carry on a trade, invest or carry on any other business activity in the UK (whether or not through a UK PE).

F-9

However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the UK remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business activity in the UK (whether or not through a UK PE), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the UK and the home country of the relevant Bubblr subsidiary, if any, could contain additional protections against UK tax.

Any arrangements between UK-resident entities of Bubblr and other entities of Bubblr are subject to the UK transfer pricing regime. Consequently, if any agreement between a UK resident entity of Bubblr and any other Bubblr entity (whether that entity is resident in or outside of the UK) is found not to be on arm’s length terms and as a result a UK tax advantage is being obtained, an adjustment will be required to compute UK taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant UK resident entities of Bubblr.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

As of June 30, 2022 and December 31, 2021, accounts receivable consisted of the following:

	June 30,	December 31,
	2022	2021

Deposit	$2,434	$2,682
UK VAT Receivable	8,342	15,084
Prepayments	—	200
Accounts receivable	$10,776	$17,966

Any nominal change in the deposit value is due to exchange rate fluctuation.

NOTE 4 – ADVANCES RECEIVABLE

As of June 30, 2022 and December 31, 2021, cash advances consisted of the following:

	June 30,	December 31,
	2022	2021
Advance principal receivable -G	$48,163	$54,529
Advance principal receivable -J	19,480	21,643
Interest due	5,377	4,079
Total advances receivable	$73,020	$80,251

The advance labelled Advance principal receivable-G carries an interest rate of 3%.   The advance principal labelled Advance receivable -J is non-interest bearing. The Company has the expectation that both outstanding advances will be repaid to the Company within the next 12 months.

Any difference on the Advance principal is due to currency translation.

F-10

NOTE 5 - PROPERTY AND EQUIPMENT

As of June 30, 2022 and December 31, 2021, property and equipment consisted of the following:

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2021	$63,576	$31,500	$629	$95,705
Additions	—	—	—	—
Effects of currency translation	(6,353)	(3,149)	(63)	(9,565)
At June 30, 2022	$57,223	$28,351	$566	$86,140

Less accumulated depreciation
At December 31, 2021	$14,092	$11,710	$283	$26,085
Depreciation expense	3,044	4,725	57	7,826
Effects of currency translation	(1,407)	(1,170)	(29)	(2,606)
At June 30, 2022	$15,729	$15,265	$311	$31,305

Net book value
At June 30, 2022	$41,494	$13,086	$255	$54,835
At December 31, 2021	$49,484	$19,790	$346	$69,620

During the six months ended June 30, 2022 and 2021, the Company recorded purchases of $0 and $1,330, respectively and depreciation expense of $7,826 and $5,746, respectively. There was no impairment, or disposals of property and equipment.

NOTE 6 - INTANGIBLE ASSETS

Patents

A Patent on the Internet-Search Mechanism (“IBSM”) has been granted in the United States, South Africa and New Zealand. A Notice of Approval has also been issued for Canada. The patent is currently pending in the following areas: Australia, European Union and the United Kingdom.

Patents are reported at cost, less accumulated amortization and accumulated impairment loss. Costs includes expenditure that is directly attributable to the acquisition of the asset. Once a patent is providing economic benefit to the Company, amortization is provided on a straight-line basis on all patents over their expected useful lives of 20 years.

Intellectual Property

Intellectual Property capitalizes costs of the Company’s qualifying internal research and developments. Intellectual property is amortized over its useful life of 7 years and reported at cost less accumulated amortization and accumulated impairment loss.

Trademarks

The Company has the following trademarks

Mark	Category	Proprietor	Country	Class(es)	Status	Reg. Date.	File No.
CITIZENS JOURNALIST	Words	Bubblr Limited	European Union	9 38	REGISTERED	16-Nov-2019	206382.EM.01
CITIZENS JOURNALIST	Word	Bubblr Limited	United Kingdom	9 38	REGISTERED	05-Jul-2019	206382.GB.01
CITIZENS JOURNALIST	Words	Bubblr Limited	United Kingdom	9 38	REGISTERED	16-Nov-2019	206382.GB.02
CITIZENS JOURNALIST	Word	Bubblr Limited	United States	9 38 41 42	REGD-DEC USE	08-Feb-2022	206382.US.01
CITIZENS JOURNALIST	Words and Colour Device	Bubblr Limited	European Union	9 38	REGISTERED	16-Nov-2019	206383.EM.01
CITIZENS JOURNALIST	Series of Logos	Bubblr Limited	United Kingdom	9 38	REGISTERED	05-Jul-2019	206383.GB.01
CITIZENS JOURNALIST	Words and Colour Device	Bubblr Limited	United Kingdom	9 38	REGISTERED	16-Nov-2019	206383.GB.02
CITIZENS JOURNALIST	Words and Device	Bubblr Limited	United States	9 38 41 42	ACCEPTED		206383.US.01
BAU NOT OK/BAU Not OK	Series of Marks	Bubblr Limited	United Kingdom	9 38	REGISTERED	11-Oct-2019	208674.GB.01
NEWZMINE/NewzMine	Series of Marks	Bubblr Limited	United Kingdom	9 38 42	REGISTERED	25-Dec-2020	227753.GB.01

F-11

The Company capitalizes trademark costs where the likelihood of acceptance is expected. Each trademark has been determined to have an infinite useful life and is assessed each reporting period for impairment. If there has been a reduction in the value of the trademark or if the trademark is not successfully registered, the asset will be impaired and charged to expense in the period of impairment.

As of June 30, 2022 and December 31, 2021, trademarks consisted of the following:

	June 30,	December 31,
	2022	2021
Trademarks:
NewzMineTM	$9,636	$9,636
Citizens Journalist™	25,380	23,193
Effects of currency translation	(3,282)	—
	$31,734	$32,829

As of June 30, 2022 and December 31, 2021, intangible assets consisted of the following:

Cost	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2021	$151,860	$32,829	$2,861,906	$45,745	$3,092,340
Additions	17,041	2,187	—	—	19,228
Effects of currency translation	(15,179)	(3,282)	(286,042)	—	(304,503)
At June 30, 2022	$153,722	$31,734	$2,575,864	$45,745	$2,807,065

Less accumulated amortization
At December 31, 2021	$—	$—	$1,463,042	$2,288	$1,465,330
Amortization expense	2,489	—	183,988	1,144	187,621
Effects of currency translation	—	—	(146,227)	—	(146,227)
At June 30, 2022	$2,489	$—	$1,500,803	$3,432	$1,506,724

Net book value
At June 30, 2022	$151,233	$31,734	$1,075,061	$42,313	$1,300,341
At December 31, 2021	$151,860	$32,829	$1,398,864	$43,457	$1,627,010

During the six months ended June 30, 2022 and 2021, the Company purchased $19,228 and $51,830, respectively, in intangible assets, and recorded amortization expense of $187,621 and $185,088, respectively. During the six months ended June 30, 2022 and 2021, impairment of $0 and $0 was recorded. Based on the carrying value of definite-lived intangible assets as of June 30, 2022, we estimate our amortization expense for the next five years will be as follows:

Six months ended June 30,	Patents	Intellectual Property	Capitalized Acquisition Costs	Total
6 months remaining 2022	$3,781	$76,790	$1,144	$81,715
2023	7,562	153,580	2,288	163,430
2024	7,562	153,580	2,288	163,430
2025	7,562	153,580	2,288	163,430
2026	7,562	153,580	2,288	163,430
Thereafter	117,204	383,951	32,017	533,172
	$151,233	$1,075,061	$42,313	$1,268,607

F-12

NOTE 7 - CONVERTIBLE NOTES PAYABLE

In January 2021 the Company commenced an offering for a convertible promissory note. The offering closed June 30, 2021. Funds raised during the six months ended June 30, 2021 was $2,112,150, less an original issuance discount of $104,572, resulting in net proceeds of $2,007,578. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non-assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual and debt discount amortization commenced July 1, 2021 upon the closing of the convertible promissory note offering.

In November 2021 the Company commenced an offering for a convertible promissory note. The offering closed November 30, 2021. Funds raised as of November 30, 2021 totaled $175,630. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual commenced December 1, 2021 upon the closing of the convertible promissory note offering.

At June 30, 2022 and December 31, 2021, convertible notes consisted of the following

	June 30,	December 31,
	2022	2021
Promissory notes - issued in fiscal year 2021	$2,287,780	$2,287,780

Total convertible notes payable	2,287,780	2,287,780

Less: unamortized debt discount	(34,856)	(69,714)

Less: current portion of convertible notes	—	—
Long-term convertible notes	$2,252,924	$2,218,066

During the six months ended June 30, 2022 and 2021, the Company recorded $22,874 and $0 interest expense and recognized $34,856 and $0 amortization of discount. Interest paid in the six months ended June 30, 2022 and 2021 was $0 and 6,255.

F-13

NOTE 8 – LOAN PAYABLE

On February 4, 2022 the Company issued a promissory note for the principal sum of $20,000 to White Lion Capital, LLC, a Nevada company. The note has an original issue discount of 25%. The principal of $20,000 was repaid in full on April 26, 2022. The net proceeds received by the Company totaled $15,000, and the $5,000 debt discount was amortized to interest expense during the period the loan was outstanding.

The Company has purchased a vehicle under a capital finance arrangement. The term of this loan is 5 years and annual interest rate is 6.90%. At June 30, 2022 and December 31, 2021, loan payable obligations included in current liabilities were $12,061 and $13,400, respectively, and loan payable obligations included in long-term liabilities were $15,398 and $22,518, respectively. During the six months ended June 30, 2022 and 2021, the Company made $6,434 and $5,338 respectively, in loan payments, of which $1,332 and $1,549 were interest.

At June 30, 2022, future minimum payments under the loan, are as follows:

Total
2022 (six months remaining in 2022)	$6,434
2023	12,867
2024	11,816
Thereafter	—
31,117
Less: Imputed interest	(3,658)
Loan payable	27,459

Loan payable – current	12,061
Loan payable - non-current	$15,398

NOTE 9 - RELATED PARTY TRANSACTIONS

Loans from Related Parties

The Company has a loan from our founder, Stephen Morris, with a balance of $385,381 and $428,177 at June 30, 2022 and December 31, 2021, respectively. On May 23, 2022, the Company entered an amendment to the Loan Agreement between Bubblr Limited and Mr. Morris to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of an offering by Bubblr, Inc., in the amount of no less than $7,500,000 in a public offering, or (ii) two years from the date of the amendment.

In addition, on a date no later than five (5) business days from the completion of bridge financing of no less than $1.5 million USD the Company shall pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the Loan, and the balance of the principal of the Loan shall be paid at the Maturity Date

The Company received $0 and $0 proceeds and made repayments of $0 and $66,000 during the six months ended June 30, 2022 and 2021. Activity on this loan to arrive at the June 30, 2022 and December 31, 2021 balances is as follows:

	Six Months Ended June 30,	Year Ended December 31,
	2022	2021
Beginning balance	$428,177	$500,915
Effects of currency translation	(42,796)	(6,738)
Loan Payable	385,381	494,177
Less: conversions into preferred stock	—	(66,000)
Ending balance	$385,381	$428,177

F-14

At December 31, 2020, the Company had loans from two minority shareholders totalling $297,006. During the fourth quarter of 2021, the Company received an additional loan from one of these minority shareholders totalling $81,162. The loan is non-interest bearing and due for repayment on February 28, 2022. Agreement was reached to extend repayment of the loan to April 30, 2022, with no penalties. All outstanding amounts were paid by this date. During the six months ended June 30, 2022 and 2021, the Company received proceeds on these loans of $19,709 and $0, respectively, and made repayments of $77,940 and $303,068, respectively. Activity on this loan to arrive at the June 30, 2022 and December 31, 2021 balances is as follows:

	Six Months Ended June 30,	Year Ended December 31,
	2022	2021
Beginning balance	$81,162	$297,006
Effects of currency translation	(4,668)	6,062
Loan Payable	76,494	303,068

Add: additions	19,709	81,162
Less: repayments	(77,940)	(303,068)
Ending balance	$18,263	$81,162

NOTE 10 - WARRANT LIABILITY

The Company analyzed the warrants issued in connection with the Series C Convertible Preferred Stock (see Note 11) for derivative accounting consideration under ASC 815, Derivatives and Hedging, and determined that the instrument should be classified as a liability due to reset provisions and variability in exercise price resulting in there being no fixed value or explicit limit to the number of shares to be delivered upon exercise.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our warrant liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities and used the Black Scholes pricing model to calculate the fair value as of June 30, 2022. The Black Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each warrant is estimated using the Black Scholes valuation model.

For the period ended June 30, 2022, the estimated fair values of the warrant liabilities measured on a recurring basis are as follows:

Six Months Ended
June 30,
2022
Expected term	2.34 - 2.50 years
Expected average volatility	212 - 220%
Expected dividend yield	8.33%
Risk-free interest rate	1.50 – 3.04%

F-15

The following table summarizes the changes in the warrant liabilities during the period ended June 30, 2022:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Warrant liability as of December 31, 2021	$—

Addition of new warrant liabilities	421,000
Day-one loss	28,043
Change in fair value of warrant liability	(4,152)
Warrant liability as of March 31, 2022	$444,891

Addition of new warrant liabilities	368,000
Day-one gain	(95,768)
Change in fain value of warrant Liability	(275,178)
Warrant liability as of June 30, 2022	$441,945

NOTE 11 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share. The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Special 2019 Series A Preferred Stock

The Company has designated one (1) share of Series A Preferred Stock, par value $0.001.

On March 12, 2021, the Company amended the designation of the Special 2019 Series A Preferred shares and removed the right of the holder to convert the Special 2019 Series A Preferred share to 500,000,000 shares of common stock of the Company.

The holder of the Special 2019 Series A Preferred Stock is entitled to 60% of all votes entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

As of June 30, 2022 and December 31, 2021, the Company had 1 share of 2019 Series A Preferred stock issued and outstanding, which is held by our Chief Technology Officer, Stephen Morris. As such, Mr. Morris has substantial voting control of the Company.

Series B Preferred Stock

At June 30, 2022 and December 31, 2021, the Company had designated 0 and 0 shares of Series B Preferred Stock, par value $0.001. On March 31, 2021 the Company amended and restates its Articles of Incorporation and in doing so, retired the Series B Preferred Stock.

Prior to the retirement of the Series B Preferred Stock, the following designations were in effect:

Holders of the Series B Preferred Stock shall after two years of issuance, convert this Class B Preferred Stock based on each Class B Preferred Share equaling .00001% of the total issued and outstanding Common shares of the Company. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (other than a Corporate Change in which the Corporation is the surviving entity), this Class B Preferred Stock shall be converted based on each Class B Preferred Share equaling .00001% of the total issued and outstanding shares of common stock of the Company

F-16

During 2021, the Company converted the 2 shares of Series B Preferred to 2,650 shares of common stock valued at $6,000 to the Company’s Founder in satisfaction of debt (Note 9 Related Party Transactions).

As of June 30, 2022 and December 31, 2021, the Company had 0 and 0, shares of Series B preferred stock issued and outstanding, respectively.

Series C Convertible Preferred Stock

On March 4, 2022, the Company filed a Certificate of Designation with the Wyoming Secretary of State, which established 2,000 shares of the Company’s Series C Convertible Preferred Stock, Stated Value $1,200 per share.

As of June 30, 2022 the Company recorded the following transaction in respect of the dividend due on its Series C Convertible Preferred Stock

Dividend liability as of December 31, 2021	$—

Dividend declared	3,272
Dividend liability as of March 31, 2022	$3,272

Dividend paid	(3,272)
Dividend declared	16,754
Dividend liability as of June 30, 2022	$16,754

The Company has the right to redeem the Series C Convertible Preferred Stock, in accordance with the following schedule:

•	If all of the Series C Convertible Preferred Stock are redeemed within 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days’ of written notice at a price equal to 115% of the Stated Value together with any accrued but unpaid dividends.

•	If all of the Series C Convertible Preferred Stock are redeemed after 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days of written notice at a price equal to 120% of the Stated Value together with any accrued but unpaid dividends; and

•	The Company shall pay a dividend of 8% per annum on the Series C Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series C Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series C Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series C Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series C Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of $1,200 of such share by the Conversion Price of $0.3202 . As per section 5(b) the fixed conversion price will be 80% of the lowest traded price for the Company’s common stock during the fifteen(15) Trading Days immediately preceding, but not including the conversion date.

On March 4, 2022, the Company entered into a Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to $700,000 of the Company’s Series C Convertible Preferred Stock in exchange for 700 shares of Series C Convertible Preferred Stock.

F-17

On March 4, 2022, the Company issued to GHS the first tranche of 300 shares of Series C Convertible Preferred Stock, as well as commitment shares of 35 shares of Series C Convertible Preferred Stock and 941,599 warrant shares (the “GHS Warrant”). Warrant shares represent 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “GHS Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the GHS Warrant Shares.

GHS delivered gross proceeds of $266,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

On March 9, 2022, the Company entered a Securities Purchase Agreement with Proactive Capital Partners LP (“Proactive”), whereby Proactive agreed to purchase 160 shares of Series C Preferred Stock.

The Company agreed to issue Proactive commitment shares of 8 shares of Series C Convertible Preferred Stock and 472,205 warrant shares (the “Warrant”). Warrant shares represent 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the Warrant Shares.

On March 9, the Company issued 168 shares of Series C Convertible Preferred stock to Proactive Capital Partners LP as per the Securities Purchase Agreement. Proactive delivered gross proceeds of $155,000 to the Company (excluded were legal fees).

On April 24, 2022 the Company issued the second tranche of 200 shares of Series C Convertible Preferred Stock and 562,149 warrant shares as per its Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), of March 4, 2022. GHS delivered gross proceeds of $184,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

On May 25, 2022 the Company issued the third tranche of 100 shares of Series C Convertible Preferred Stock and 281,074 warrant shares as per its Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), of March 4, 2022. GHS delivered gross proceeds of $92,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

On June 24, 2022 the Company issued the fourth tranche of 100 shares of Series C Convertible Preferred Stock and 281,074 warrant shares as per its Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), of March 4, 2022. GHS delivered gross proceeds of $92,000 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

As a result of the above transactions, the Company received total net proceeds of $789,000, of which $721,275 has been allocated to the warrants and Series C Preferred Stock based on the warrants’ fair market values on each contract date, with the residual loss of $28,043 allocated to day-one loss on warrant liability associated with the March 2022 issuances, and excess proceeds of $95,768 allocated to the Series C Preferred Stock associated with the April, May, and June 2022 issuances. As at June 30, 2022 and 2021, the Company had 903 and 0 shares of Series C Preferred Stock issued and outstanding, respectively.

Common Stock

The Company has authorized 3,000,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the six months ended June 30, 2022 and 2021, the Company issued common shares as follows:

Six months ended June, 2021

•	510,200 shares for Advisory Board services valued at $1,532,641
•	24,000 shares for Investor Relations services valued at $60,000
•	2,650 shares for conversion of B preferred shares in satisfaction of related party debt of $6,000
•	7,000,000 shares for the conversion of debt valued at $70,000

F-18

Six months ended June 30, 2022

•	8,400,000 shares for the 2022 Incentive Scheme award (see Note 11- Equity Incentive Plan) deferred compensation valued at $2,259,600
•	147,960 shares for Executive Board Chair services valued at $75,460
•	7,664,323 shares for Investor Relations and Consulting services valued at $2,002,061
•	587,039 shares as commitment shares under the Equity Financing Agreement with GHS valued at $379,814

•	206,000 shares to White Lion Capital, LLC as a result of a Termination and Release Agreement.

As at June 30, 2022 and December 31, 2021, the Company had 157,191,418 and 140,186,096 shares, respectively, of common stock issued and outstanding.

Warrants

The Company identified conversion features embedded within warrants issued during the period ended June 30, 2022. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments in redemption value and number of shares issued upon exercise (see Note 10 Warrant Liability).

A summary of activity during the period ended June 30, 2022 follows:

	Warrants Outstanding		Weighted Average
	Number of	Weighted Average	Remaining life
	Warrants	Exercise Price	(years)

Outstanding, December 31, 2021	—	$—	—
Granted	2,538,101	0.32	4.77
Exercised	—	—	—
Forfeited/canceled	—	—	—
Outstanding, June 30, 2022	2,538,101	$0.32	4.77

Exercisable Warrants, June 30, 2022	2,538,101	$0.32	4.77

The following table summarizes information relating to outstanding and exercisable warrants as of June 30, 2022:

Warrants Outstanding			Warrants Exercisable
Number of	Weighted Average Remaining Contractual life	Weighted Average	Number of	Weighted Average
Warrants	(in years)	Exercise Price	Shares	Exercise Price
941,599	4.68	$0.34	941,599	$0.34
472,205	4.69	0.34	472,205	0.34
562,149	4.82	0.35	562,149	0.35
281,074	4.90	0.22	281,074	0.22
281,074	4.99	0.22	281,074	0.22
2,538,101	4.77	$0.32	2,538,101	$0.32

As at June 30, 2022 the intrinsic value of the warrants is $263,982.

F-19

Equity Incentive Plan

On May 25, 2022, our board of directors and majority shareholders approved the adoption of the Bubblr, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) and, unless earlier terminated, will continue until May 25, 2032. A total of 28,400,000 shares of common stock may be issued under the 2022 Equity Incentive Plan. The purpose of the 2022 Equity Incentive Plan is to foster and promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2022 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests in our company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of our business is largely dependent.

If the employee is terminated for cause, the employee will forfeit the Restricted Stock Units awarded to date.

During the six months ended June 30, 2022, the Company issued pursuant to the 2022 Equity Incentive Plan, a total of 8,400,000 shares of common stock to two Company executives as restricted stock units pursuant to their employment agreements. See Note 12 – Commitments and Contingencies.

The shares were valued at $2,259,600, based on the market price of the common stock on the respective dates of the agreements, which was $0.269 per share, and amortized over their two-year vesting period on a straight-line basis. During the six months ended June 30, 2022, the Company recorded stock-based compensation of $94,150 and had unamortized deferred stock compensation of $2,165,450 as of June 30, 2022.

4,200,000 shares of performance-based stock compensation are scheduled to vest on each of June 1, 2023 and June 1, 2024, respectively. The Company has elected to treat the award as a single award of 8,400,000 shares that vests ratably over the vesting period.

The following table shows the deferred stock compensation activity during the six months ended June 30, 2022:

Deferred stock compensation at December 31, 2021	$—
Awards issued	2,259,600
Vesting of stock compensation	(94,150)
Deferred stock compensation at June 30, 2022	$2,165,450

NOTE 12 - COMMITMENTS AND CONTINGENCIES

During the six months ended June 30, 2022 and 2021, the Company paid $4,264 and $5,115 for its rented premises in Dunfermline, Scotland. The 12-month lease was not renewed in March 2021 and the Company has given notice on the premises to vacate on July 14, 2022 and is exempt from ASC 842 lease accounting due to its short term.

During the six months ended June 30, 2022 and 2021, the Company paid $1,200 and $0 for use of premises in New York, New York. The 12-month agreement was signed in August 2021 for twelve months, at a monthly rate of $200, and is exempt from ASC 842 lease accounting due to its short term.

The Company has entered into an employment agreement with Steven Saunders, our Chief Commercial Officer and Director. The term is three years commencing July 1, 2021. Mr. Saunders is to receive monthly cash compensation of $15,000 reduced by $3,820 until at least $5,000,000 funding has been received through the S-1 offering.

The Company has entered into an employment agreement with Rik Willard to act as Chief Executive Officer of the Company and as Director. The term is 1 year commencing August 15, 2021. Mr. Willard is to receive monthly cash compensation of $15,000 reduced by $3,000 until at least $5,000,000 funding has been received through the S-1 offering. Mr. Willard was also granted a signing bonus of 102,040 restricted shares, which were issued in June 2021.

On May 31, 2022, our board of directors approved amended and restated employment agreements in favor of our Chief Executive Officer, Rik Willard, and our Chief Commercial Officer, Steven Saunders.

F-20

The employment agreement with Mr. Willard was amended as follows. In addition to his cash compensation the Company agreed to further compensate Mr. Willard in accordance with our May 25, 2022 Equity Incentive Plan (Note 11) with 5,400,000 restricted stock units, which vest 2,700,000 annually over a period of two years. He is also entitled to health and vacation benefits and six-month severance if terminated for good cause or if he resigns for good reason in a constructive termination. He is also entitled to vesting of the restricted stock units upon any termination of employment by the Company. Mr. Willard agreed to a two year non-solicit restrictive covenant. The agreement will automatically renew for a further year on May 31, 2023.

The employment agreement with Mr. Saunders was amended as follows. In addition to his cash compensation the Company agreed to further compensate Mr. Saunders in accordance with our May 25, 2022 Equity Incentive Plan (Note 11) with 3,000,000 restricted stock units, which vests 1,500,000 annually over a period of two years. He is also entitled to health and vacation benefits and six-month severance if terminated for good cause or if he resigns for good reason in a constructive termination. He is also entitled to vesting of the restricted stock units upon any termination of employment by the Company. Mr. Saunders agreed to a two year non-solicit restrictive covenant.

The Company entered into employment agreement with Stephen Morris, our Founder and Chief Technology Officer, the term is three years commencing July 1, 2021. Mr. Morris is to receive monthly cash compensation of $15,000 reduced by $4,790 until at least $5,000,000 has been received through the S-1 offering.

On March 25, 2022, the Company entered into a service agreement with PCG Advisory, Inc. The term is six months commencing April 1, 2022. PCG Advisory, Inc. will receive cash of $7,000, plus $7,000 stock compensation per month. The number of shares will be determined based on the closing price on the last trading day of the previous month.

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these consolidated financial statements and noted the following significant events requiring disclosure.

On July 27, 2022, 29,045 shares of common stock valued at $7,000 were issued to a consultant for investor relation services.

F-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Bubblr Inc.

New York, NY

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bubblr Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-22

Going Concern – Disclosure

The financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Considerations” above, the Company has a history of recurring net losses, a significant accumulated deficit and currently has net working capital deficit. The Company has contractual obligations, such as commitments for repayments of accounts payable, accrued liabilities, loans payable, convertible notes payable, and related party loans (collectively “obligations”). Currently, management’s forecasts and related assumptions illustrate their ability to meet the obligations through management of expenditures, implementation of planned business operations, obtaining additional debt financing, and issuance of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to implement its planned business operations or access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through debt financing.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to manage expenditures, its ability to access funding from the capital market, its ability to obtain debt financing, and the successful implementation of its planned business operations. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included the following, among others: (i) evaluating the probability that the Company will be able to access funding from the capital market; (ii) evaluating the probability that the Company will be able to manage expenditures (iii) evaluating the probability that the Company will be able to obtain debt financing, and (iv) evaluating the implementation of its planned business operations.

Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2021.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

March 31, 2022

F-23

BUBBLR INC.
Consolidated Balance Sheets
December 31, 2021 and 2020

	December 31,	December 31,
	2021	2020

ASSETS
Current Assets:
Cash	$62,967	$96,602
Accounts receivable	17,966	14,367
Advances receivable	80,251	79,411
Total current assets	161,184	190,380

Non-current Assets:
Property and equipment, net	69,620	64,773
Intangible assets	1,627,010	1,582,870
Total non-current assets	1,696,630	1,647,643
TOTAL ASSETS	$1,857,814	$1,838,023

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$200,666	$324,203
Accrued interest	21,415	12,262
Convertible note payable	—	25,000
Loan payable, current portion	13,400	13,496
Loan payable - related party	509,339	797,921
Total current liabilities	744,820	1,172,882

Non-current liabilities:
Convertible note payable - net of discount $69,714 and $0	2,218,066	—
Loan payable, non-current portion	22,518	33,360
Total non-current liabilities	2,240,584	33,360
Total Liabilities	2,985,404	1,206,242

Stockholders' Equity (Deficit)
Preferred Stock, $0.001 par value, 25,000,000 shares authorized
Special 2019 Series A Preferred Stock, $0.001 par value, 1 share authorized; 1 and 0 share(s) issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.01 par value, 3,000,000,000 shares authorized; 140,186,096 and 132,565,226 shares issued and outstanding at December 31, 2021 and 2020	1,401,861	1,325,652
Additional paid-in capital	5,478,801	3,704,045
Accumulated deficit	(8,385,496)	(4,692,009)
Accumulated other comprehensive income	377,244	354,093
Treasury stock, 1 share of Special 2019 Series A Preferred Stock at cost	—	(60,000)
Total Stockholders' Equity (Deficit)	(1,127,590)	631,781

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,857,814	$1,838,023

The accompanying notes are an integral part of these consolidated financial statements.

F-24

BUBBLR INC.
Consolidated Statements of Operations and Comprehensive Loss
For the years ended December 31, 2021 and 2020

	December 31,
	2021	2020
Operating Expenses
General and administrative	$126,399	$80,289
Professional fees	2,069,876	268,620
Market and regulation costs	170,441	132,221
Compensation	612,735	396,321
Amortization and depreciation	379,887	283,295
Research and development	302,808	106,378
Total operating expense	3,662,146	1,267,124

Operating loss	(3,662,146)	(1,267,124)

Other income (expense)
Other income	75,263	209,727
Interest income	1,554	4,562
Gain on debt settlement	5,000	—
Impairment of intangible asset	—	(9,171)
Unrealized loss on investment	—	(15,349)
Loss on disposal of fixed asset	—	(5,234)
Interest expense	(65,316)	(43,342)
Foreign currency transaction loss	(47,842)	(5,878)
Total other income (expense)	(31,341)	135,315

Net loss before income tax	$(3,693,487)	$(1,131,809)
Provision for income tax	—	—
Net loss after income tax	$(3,693,487)	$(1,131,809)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	23,151	(31,054)
Total other comprehensive income (loss)	23,151	(31,054)

Net comprehensive loss	$(3,670,336)	$(1,162,863)

Net loss per common share, basic and diluted	$(0.03)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	137,655,505	129,096,608

The accompanying notes are an integral part of these consolidated financial statements.

F-25

BUBBLR INC.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2021 and 2020

	2019 Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders' Equity (Deficit)
Balance - December 31, 2019	—	$—	—	$—	126,902,749	$1,269,027	$3,096,579	$(3,560,200)	$385,147	(60,000)	$1,130,553

Common shares issued for debt conversion	—	—	—	—	439,998	4,400	399,480	—	—	—	403,880
Common shares issued for cash	—	—	—	—	468,582	4,686	234,949	—	—	—	239,635
Reverse acquisition recapitalization	—	—	2	—	4,753,897	47,539	(26,963)	—	—	—	20,576
Net loss	—	—	—	—	—	—	—	(1,131,809)	—	—	(1,131,809)
Other comprehensive income	—	—	—	—	—	—	—	—	(31,054)	—	(31,054)
Balance -December 31, 2020	—	$—	$2	$—	132,565,226	$1,325,652	$3,704,045	$(4,692,009)	$354,093	(60,000)	$631,781

Preferred B shares conversion to common stock	—	—	(2)	—	2,650	27	5,973	—	—	—	6,000
Common shares issued for Services - Advisory Board	—	—	—	—	561,220	5,612	1,637,743	—	—	—	1,643,355
Common shares issued for Services – Consulting	—	—	—	—	57,000	570	131,040	—	—	—	131,610
Issuance of Special 2019 Series A Preferred Stock to related party in satisfaction of debt	1	—	—	—	—	—	—	—	—	60,000	60,000
Common shares issued for debt conversion	—	—	—	—	4,500,000	45,000	—	—	—	—	45,000
Common shares issued for note conversion	—	—	—	—	2,500,000	25,000	—	—	—	—	25,000
Net loss	—	—	—	—	—	—	—	(3,693,487)	—	—	(3,693,487)
Other comprehensive income	—	—	—	—	—	—	—	—	23,151	—	23,151
Balance -December 31, 2021	1	$—	$—	$—	140,186,096	$1,401,861	$5,478,801	$(8,385,496)	$377,244	—	$(1,127,590)

The accompanying notes are an integral part of these consolidated financial statements.

F-26

BUBBLR INC.
Consolidated Statements of Cash Flows For the years ended December 31, 2021 and 2020

	December 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(3,693,487)	$(1,131,809)
Adjustments for: Net loss to net cash used in operating activities:
Stock based compensation	1,774,965	—
Gain on settlement of debt	(5,000)	—
Loss on disposal of fixed asset	—	5,234
Impairment of intangible asset	—	9,171
Unrealized loss on investment	—	15,349
Amortization of debt discount	34,858	—
Amortization of intangible asset	366,329	273,549
Depreciation	13,322	9,746
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(4,772)	55,866
Increase in accrued interest	9,025	12,262
(Decrease) increase accounts payables	(73,176)	246,409
Net cash used in operating activities	(1,577,936)	(504,223)

Cash flows from investing activities
Proceeds from repayments on advances receivable	—	6,557
Purchase of fixed assets	(18,630)	(1,804)
Purchase of intangible assets	(422,863)	(597,199)
Net cash used in investing activities	(441,493)	(592,446)

Cash flows from financing activities
Repayment of loans payable	(10,792)	(10,294)
Repayment of loans payable - related party	(303,068)	(18,040)
Proceeds from loans payable - related party	81,162	297,006
Proceeds from issuance of pre-merger common stock	—	239,635
Proceeds from issuance of convertible notes payable	2,183,208	403,880
Net cash provided by financing activities	1,950,510	912,187

Effects of exchange rate changes on cash	35,284	(14,127)

Net Change in Cash	(33,635)	(198,609)
Cash - Beginning of Year	96,602	295,211
Cash - End of Year	$62,967	$96,602

Supplemental information:
Cash paid for interest	$2,848	$31,080
Cash paid for taxes	$—	$—

Non-cash investing and financing activities
Original issue discount on convertible notes	$104,572	$—
Common stock issued for conversion of debt	$70,000	$403,880
Issuance of Special 2019 Series A Preferred Stock to related party in satisfaction of debt	$60,000	$—
Common stock issued for conversion of Series B Preferred Stock	$6,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-27

BUBBLR INC.

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

On March 26, 2020 Bubblr Holdings Ltd. (a UK company formed on February 18, 2016) merged into U.S. Wireless Online, Inc. (“UWRL”), a Wyoming corporation formed on October 22, 2019, and became a 100% subsidiary of UWRL. On March 30, 2021, the Company’s corporate name was changed to Bubblr, Inc. (“the Company”).

Bubblr, Inc. is a Mobile Application software company that is currently developing its disruptive Internet Search Mechanism and seeking license opportunities for a next-generation solution designed to create an alternative economic model.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net comprehensive loss of $3,670,336 during the year ended December 31, 2021 and has an accumulated deficit of $8,385,496 as of December 31, 2021. In addition, current liabilities exceed current assets by $583,636 as of December 31, 2021.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 13 – Subsequent Events.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position as of at December 31, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements. These estimates may change, as new events occur, and additional information is obtained.

F-28

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated interim financial statements have been prepared in accordance with GAAP . The Company’s fiscal year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Bubblr Holdings Ltd., Bubblr Ltd., and Bubblr CLN Ltd. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities of less than ninety days at the date of purchase. We maintain cash and cash equivalent balances with financial institutions that exceed federally insured limits. We have not experienced any losses related to these balances, and we believe credit risk to be minimal. The Company does not have any cash equivalents.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company does not currently have any amount recorded as an allowance for doubtful accounts. Based on management’s estimate and based on all accounts being current, the Company has not deemed it necessary to reserve for doubtful accounts at this time.

During the year ended December 31, 2021 and 2020, the Company recorded bad debt of $nil and $nil, respectively.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the year ended December 31, 2021 and 2020, the following outstanding stock was excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,
	2021	2020
	(Shares)	(Shares)
Series B Preferred Stock	—	2,650
Convertible Notes	2,007,994	2,500,000
Total	2,007,994	2,502,652

F-29

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company leases office space that meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Research and Development

Research and Development costs are evaluated by the Company to determine if they meet the requirements to be capitalized as intellectual property. The criteria the Company uses to determine the treatment of research and development are:

•	There is a clearly defined project
•	Expenditure is separately identifiable
•	The project is commercially viable
•	The project is technically feasible
•	Project income is expected to outweigh cost
•	Resources are available to complete the project

Any research and development costs that do not meet the requirements are expensed in the period in which they occur.

United Kingdom tax incentive reduces company Research and Development costs by offering tax offsets for eligible Research and Development expenditure. Eligible companies with a turnover of less than $20 million receive a refundable tax offset, allowing the benefit to be paid as a cash refund if they are in a tax loss position

For the year ended December 31, 2021 and 2020 the Company received other income of $75,263 and $200,802 in respect of the refundable tax offset.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

F-30

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Computer equipment	3 years
Fixtures and Furniture	5 years
Vehicles	10 years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

Beneficial Conversion Feature

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company early-adopted the new guidance on January 1, 2021. As the result of the adoption of this ASU, no beneficial conversion feature was recorded on convertible notes described in Note 7 – Convertible Notes Payable.

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

	December 31,
	2021	2020
Year -end GBP£:US$ exchange rate	1.3527	1.3624
Annual average GBP£:US$ exchange rate	1.3767	1.2851

Aggregate transaction gains or losses, including gains or losses related to foreign-denominated cash and cash equivalents and the re-measurement of certain inter-company balances, are included in the statement of operations as other income and expense. Losses on foreign exchange transactions totaling $47,842 and $5,878 were recognized during the year ended December 31, 2021 and 2020, respectively.

F-31

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements and Disclosures,” establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

•	Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs.
•	Level 2—Significant other observable inputs that can be corroborated by observable market data; and
•	Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, advances receivable, accounts payable, accrued interest, convertible notes, loans payable and loans payable - related party approximate fair value because of the short-term nature of these items.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation – Stock Compensation,” which requires all such compensation to employees and non-employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period or as vesting occurs.

The Company recorded $1,774,965 and $0 in share-based compensation expense for the years ended December 31, 2021 and 2020, respectively (Note 11 Stockholders’ Equity).

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of December 31, 2021 and 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

UK Taxes

We do not consider ourselves to be engaged in a trade or business in the UK and, as such, do not expect to be subject to UK corporate income taxation. We have subsidiaries based in the UK that are subject to the tax laws of that country. Under current law, those subsidiaries are taxed at the applicable corporate income tax rates. Should any UK subsidiaries be deemed to undertake business activities in the US, they would be subject to US corporate income tax in respect of their US activities only. Relief would then be available against the UK tax liabilities in respect of the overseas taxes arising from US activities. At present, this is not applicable as our UK subsidiaries only undertake activities in the UK. Our UK subsidiaries file separate UK income tax returns.

UK Tax Risk

Companies which are incorporated outside the UK may become subject to UK taxes in a number of circumstances, including circumstances in which (1) they are deemed resident in the UK for tax purposes by reason of their central management and control being exercised from the UK or (2) they are treated as carrying on a trade, investing or carrying on any other business activity in the UK, whether or not through a UK Permanent Establishment (“PE”).

F-32

In addition, the Finance Act 2015 introduced a new tax known as the diverted profits tax (“DPT”) which is charged at 25% of any “taxable diverted profits”. The DPT has had effect since April 1, 2015 and may apply in circumstances including: (1) where arrangements are designed to ensure that a non-UK resident company does not carry on a trade in the UK through a PE; and (2) where a tax reduction is obtained through the involvement of entities or transactions lacking economic substance. We intend to operate in such a manner that none of our companies should be subject to the UK DPT and that none of our companies (other than those companies incorporated in the UK) should: (1) be treated as resident in the UK for tax purposes; (2) carry on a trade, invest or carry on any other business activity in the UK (whether or not through a UK PE).

However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the UK remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business activity in the UK (whether or not through a UK PE), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the UK and the home country of the relevant Bubblr subsidiary, if any, could contain additional protections against UK tax.

Any arrangements between UK-resident entities of Bubblr and other entities of Bubblr are subject to the UK transfer pricing regime. Consequently, if any agreement between a UK resident entity of Bubblr and any other Bubblr entity (whether that entity is resident in or outside of the UK) is found not to be on arm’s length terms and as a result a UK tax advantage is being obtained, an adjustment will be required to compute UK taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant UK resident entities of Bubblr.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

As of December 31, 2021 and 2020, accounts receivable consisted of the following:

	December 31,	December 31,
	2021	2020

Deposit	$2,682	$2,500
UK VAT Receivable	15,084	11,867
Prepayments	200	—
Accounts receivable	$17,966	$14,367

Any nominal change in the deposit value is due to exchange rate fluctuation.

NOTE 4 – ADVANCES RECEIVABLE

As of December 31, 2021 and 2020, cash advances consisted of the following:

	December 31,	December 31,
	2021	2020
Advance principal receivable -G	$54,529	$54,496
Advance principal receivable -J	21,643	21,799
Interest due	4,079	3,116
Total advances receivable	$80,251	$79,411

The advance labelled Advance receivable-G carries an interest rate of 3%. The Company has the expectation that both outstanding advances will be repaid to the Company within the next 12 months.

Any difference on the Advance principal is due to currency translation.

F-33

NOTE 5 - PROPERTY AND EQUIPMENT

As of December 31, 2021 and 2020, property and equipment consisted of the following:

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2020	$64,033	$12,962	$632	$77,627
Additions	—	18,630	—	18,630
Effects of currency translation	(457)	(92)	(3)	(552)
At December 31, 2021	63,576	31,500	629	95,705

Less accumulated depreciation
At December 31, 2020	7,380	5,316	158	12,854
Depreciation expense	6,764	6,432	126	13,322
Effects of currency translation	(52)	(38)	(1)	(91)
At December 31, 2021	14,092	11,710	283	26,085

Net book value
At December 31, 2021	49,484	19,790	346	69,620
At December 31, 2020	$56,653	$7,646	$474	$64,773

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2019	61,631	16,312	377	$78,320
Additions	—	1,563	241	1,804
Disposals	—	(5,234)	—	(5,234)
Effects of currency translation	2,402	321	14	2,737
At December 31, 2020	64,033	12,962	632	77,627

Less accumulated depreciation
At December 31, 2019	547	1,849	30	2,426
Depreciation expense	6,312	3,307	127	9,746
Effects of currency translation	521	160	1	682
At December 31, 2020	7,380	5,316	158	12,854

Net book value
At December 31, 2020	56,653	7,646	474	64,773
At December 31, 2019	61,084	14,463	347	$75,894

During the year ended December 31, 2021 and 2020, the Company recorded additions of $18,630 and $1,804, respectively, and depreciation expense of $13,322 and $9,746, respectively. There were no impairment or disposals of property and equipment.

F-34

NOTE 6 - INTANGIBLE ASSETS

Patents

A Patent on the Internet-Search Mechanism (“IBSM”) has been granted in the United States, South Africa and New Zealand. The patent is currently pending in the following areas: Canada, Australia, European Union, United Kingdom.

Patents are reported at cost, less accumulated amortization and accumulated impairment loss. Costs includes expenditure that is directly attributable to the acquisition of the asset. Once a patent is providing economic benefit to the Company, amortization is provided on a straight-line basis on all patents over their expected useful lives of 20 years.

Intellectual Property

Intellectual Property capitalizes costs of the Company’s qualifying internal research and developments. Intellectual property is amortized over its useful life of 7 years and reported at cost less accumulated amortization and accumulated impairment loss.

Trademarks

The Company has the following trademarks

Name	Type	Class	Status	Territory
Citizens Journalist	Word & Mark	9 & 38	registered	European Union
Citizens Journalist	Word	9 & 38	registered	United Kingdom
BAU Not OK	Word	9 & 38	registered	United Kingdom
Newzmine	Word	9 & 38	registered	United Kingdom
Citizens Journalist	Word & Mark	9, 38, 41 & 42	filed	United States

The Company capitalizes trademark costs where the likelihood of acceptance is expected. Each trademark has been determined to have an infinite useful life and is assessed each reporting period for impairment. If there has been a reduction in the value of the trademark or if the trademark is not successfully registered, the asset will be impaired and charged to expense in the period of impairment. Trademark impairment of $0 and $9,171 was recorded during the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021 and 2020, trademarks consisted of the following:

	December 31,	December 31,
	2021	2020
Trademarks:
NewzMineTM	$9,636	$5,461
Citizens Journalist™	23,193	11,869
	$32,829	$17,330

F-35

As of December 31, 2021 and 2020, intangible assets consisted of the following:

Cost	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2020	$111,256	$17,330	$2,521,821	$45,745	$2,696,152
Additions	42,180	15,623	365,060	—	422,863
Effects of currency translation	(1,576)	(124)	(24,975)	—	(26,675)
At December 31, 2021	$151,860	$32,829	$2,861,906	$45,745	$3,092,340

Less accumulated amortization
At December 31, 2020	$—	$—	$1,113,282	$—	$1,113,282
Amortization expense	—	—	364,041	2,288	366,329
Effects of currency translation	—	—	(14,281)	—	(14,281)
At December 31, 2021	$—	$—	$1,463,042	$2,288	$1,465,330

Net book value
At December 31, 2021	$151,860	$32,829	$1,398,864	$43,457	$1,627,010
At December 31, 2020	$111,256	$17,330	$1,408,539	$45,745	$1,582,870

	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2019	$75,658	$—	$1,953,837	$—	$2,029,495
Additions	32,649	26,975	491,830	45,745	597,199
Impairment	—	(9,171)	—	—	(9,171)
Effects of currency translation	2,949	(474)	76,154	—	78,629
At December 31, 2020	$111,256	$17,330	$2,521,821	$45,745	$2,696,152

Less accumulated amortization
At December 31, 2019	$—	$—	$792,399	$—	$792,399
Depreciation expense	—	—	273,549	—	273,549
Effects of currency translation	—	—	47,334	—	47,334
At December 31, 2020	$—	$—	$1,113,282	$—	$1,113,282

Net book value
At December 31, 2020	$111,256	$17,330	$1,408,539	$45,745	$1,582,870
At December 31, 2019	$75,658	$—	$1,161,438	$—	$1,237,096

F-36

During the year ended December 31, 2021 and 2020, the Company purchased $422,863 and $597,199, respectively, in intangible assets, and recorded amortization expense of $366,329 and $273,549 respectively. During the year ended December 31, 2021 and 2020, impairment of $0 and $9,171 was recorded. Based on the carrying value of definite-lived intangible assets as of December 31, 2021, we estimate our amortization expense for the next five years will be as follows:

Year Ended December 31,	Patents	Intellectual Property	Capitalized Acquisition Costs	Total
2022	$7,593	$199,838	$2,288	$209,719
2023	7,593	199,838	2,288	209,719
2024	7,593	199,838	2,288	209,719
2025	7,593	199,838	2,288	209,719
2026	7,593	199,838	2,288	209,719
Thereafter	113,895	399,674	32,017	545,586
	$151,860	$1,398,864	$43,457	$1,594,181

NOTE 7 - CONVERTIBLE NOTES PAYABLE

In January 2021 the Company commenced an offering for a convertible promissory note. The offering closed June 30, 2021. Funds raised as of June 30, 2021 was $2,112,150, less an original issuance discount of $104,572. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual and debt discount amortization commenced July 1, 2021 upon the closing of the convertible promissory note offering.

In November 2021 the Company commenced an offering for a convertible promissory note. The offering closed November 30, 2021. Funds raised as of November 30, 2021 was $175,630. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual commenced December 1, 2021 upon the closing of the convertible promissory note offering.

F-37

At December 31, 2021 and 2020, convertible notes consisted of the following

	December 31,	December 31,
	2021	2020
Promissory notes - issued in fiscal year 2019	$—	$25,000
Promissory notes - issued in fiscal year 2021	2,287,780	—
Total convertible notes payable	2,287,780	25,000

Less: unamortized debt discount	(69,714)	—
Less: notes converted in year to common stock	—	(25,000)

Less: current portion of convertible notes	—	—
Long-term convertible notes	$2,218,066	$—

During the year ended December 31, 2021 and 2020, the Company recorded $21,413 and $39,845 interest expense and recognized $34,858 and $0 amortization of discount.

During the year ended December 31, 2021, the Company converted the 2019 note of $25,000 to 2,500,000 shares of common stock.

NOTE 8 – LOAN PAYABLE

The Company has purchased a vehicle under a capital finance arrangement. The term of this loan is 5 years and annual interest rate is 6.90%. At December 31, 2021 and December 31, 2020, loan payable obligations included in current liabilities were $13,400 and $13,496, respectively, and loan payable obligations included in long-term liabilities were $22,518 and $33,360, respectively. During the year ended December 31, 2021 and 2020, the Company made $10,792 and $10,294, respectively, in loan payments.

At December 31, 2021, future minimum payments under the loan, are as follows:

Total
2022	$13,638
2023	13,638
2024	12,502
Thereafter	—
39,778
Less: Imputed interest	(3,860)
Loan payable	35,918

Loan payable – current	13,400
Loan payable - non-current	$22,518

F-38

NOTE 9 - RELATED PARTY TRANSACTIONS

Loans from Related Parties

The Company has a loan from our Founder with a balance of $428,177 at December 31, 2021 (December 31, 2020: $500,915). The loan is non-interest bearing and repayable on demand. During the year, the Company issued the single authorized share of the Special 2019 Series A Preferred Stock and converted 2 shares of Series B Preferred to 2,650 shares of common stock to the Founder in satisfaction of $60,000 and $6,000, respectively, of the amount owed to the Founder.

	December 31,	December 31,
	2021	2020
	$500,915	$518,955
Effects of currency translation	(6,738)	—
Loan Payable	494,177	518,955
Less: repayments	(66,000)	(18,040)
	$428,177	$500,915

During the year, the Company received a loan from a minority shareholder totaling $81,162. The loan is non-interest bearing and due for repayment on February 28, 2022.

During the fourth quarter of 2020, the Company received two loans from minority shareholders totaling $297,006. The loan of $245,234 was non-interest bearing and due for repayment on January 31, 2021. The loan of $51,772 carried an original interest rate of 20% and was due for repayment on December 31, 2020. In the year ended December 31, 2021 the Company repaid all outstanding loans from its minority shareholders as follows:

	December 31,	December 31,
	2021	2020
	$51,772	$51,772
	245,234	245,234
Effects of currency translation	6,062	—
Loan Payable	303,068	297,006

Add: additions	81,162	—
Less: repayments	(303,068)	—
	$81,162	$297,006

During the year ended December 31, 2021 and 2020, the Company received $81,162 and $297,006, respectively, in proceeds from related party loans and made repayments of $303,068 and $0, respectively.

NOTE 10 - INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-39

For the years ended December 31, 2021 and 2020, the local (“United States of America”) and foreign components of loss before income taxes were comprised of the following:

	Year Ended
	December 31,
	2021	2020
Tax jurisdiction from:
- Local	$(2,398,382)	$(244,060)
- Foreign	(1,290,286)	(887,749)
Loss before income taxes	$(3,688,668)	$(1,131,809)

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2021 and 2020, are as follows:

	December 31,
	2021	2020
Net Operating loss carryforward	$3,688,668	$1,131,809
Effective tax rate	21%	21%
Deferred tax asset	774,620	237,680
Foreign taxes	(25,806)	(17,755)
Less: valuation allowance	(748,814)	(219,925)
Net deferred tax asset	$—	$—

The Company has provided for a full valuation allowance against the deferred tax assets, on the expected future tax benefits from the net operating loss carryforwards, as the management believes it is more likely than not that these assets will not be realized in the future. The valuation allowance increased by $528,889 and $147,281 during the years ended December 31, 2021 and 2020, respectively.

United States of America

Bubblr, Inc. is registered in the State of Wyoming and is subject to the tax laws of United States of America at a standard tax rate of 21%. Due to a change of control, the Company will not be able to carryover net operating losses (“NOL”) generated before August 13, 2020 to offset future income.

As of December 31, 2021, the operations in the United States of America incurred approximately $2,665,162 of cumulative NOL’s which can be carried forward indefinitely to offset future taxable income.

The Company’s tax returns are subject to examination by United States tax authorities beginning with the year ended December 31, 2017.

United Kingdom

The Company’s subsidiaries operating in the United Kingdom (“UK”) are subject to tax at a standard income tax rate of 19% on the assessable income arising in the UK during its tax year.

As of December 31, 2021, the operations in the UK incurred $4,885,206 of cumulative NOLs which can be carried forward to indefinitely offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $4,885,206 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The Company’s tax returns are subject to examination by HM Revenue & Customs, for the years ended 2020 and 2021.

F-40

NOTE 11 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Special 2019 Series A Preferred Stock

The Company has designated one (1) share of Series A Preferred Stock, par value $0.001.

On March 12, 2021, the Company amended the designation of the Special 2019 Series A Preferred shares and removed the right of the holder to convert the Special 2019 Series A Preferred share to 500,000,000 shares of common stock of the Company.

The holder of the Special 2019 Series A Preferred Stock is entitled to 60% of all votes entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

During 2021, the Company transferred from treasury to a related party one (1) share of Special 2019 Series A Preferred stock for debt settlement of $60,000.

As of December 31, 2021, the Company had 1 share of 2019 Series A Preferred stock issued and outstanding. As of December 31, 2020, the Company held 1 share of Special 2019 Series A Preferred stock in its Treasury.

Series B Preferred Stock

At December 31, 2021 and 2020, the Company had designated 0 and 12,000,000 shares of Series B Preferred Stock, par value $0.001. On March 31, 2021 the Company amended and restates its Articles of Incorporation and in doing so, retired the Series B Preferred Stock.

Prior to the retirement of the Series B Preferred Stock, the following designations were in effect:

Holders of the Series B Preferred Stock shall after two years of issuance, convert this Class B Preferred Stock based on each Class B Preferred Share equaling .00001% of the total issued and outstanding Common shares of the Company. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (other than a Corporate Change in which the Corporation is the surviving entity), this Class B Preferred Stock shall be converted based on each Class B Preferred Share equaling .00001% of the total issued and outstanding shares of common stock of the Company

During 2021, the Company converted the 2 shares of Series B Preferred to 2,650 shares of common stock valued at $6,000 to the Company’s Founder in satisfaction of debt (Note 9 Related Party Transactions).

As of December 31, 2021 and December 31, 2020, the Company had 0 and 2, shares of Series B preferred stock issued and outstanding, respectively.

Common Stock

The Company has authorized 3,000,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

F-41

During the year, the Company issued common shares as follows:

•	561,220 shares for Advisory Board services valued at $1,643,355
•	57,000 shares for Investor Relations services valued at $131,610
•	2,650 shares for conversion of B preferred shares for the conversion of related party debt of $6,000
•	7,000,000 shares for conversion of debt of $70,000. The debt consisted of the 2019 Convertible promissory Note of $25,000, plus an accrued consulting fee of $50,000. The Company recorded other income in respect of a gain on the settlement of the accrued consulting fee of $5,000 (Note 7 Convertible Debt)

As at December 31, 2021 and 2020, the Company had 140,186,096 and 132,565,226 shares of common stock issued and outstanding, respectively.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

During each of the year ended December 31, 2021 and 2020, the Company paid $11,128 and 10,800 for its rented premises in Dunfermline, Scotland. The lease was renewed in March 2021 for twelve months, at a monthly rate of $1,000, and is exempt from ASC 842 lease accounting due to its short term.

During the years ended December 31, 2021 and 2020, the Company paid $1,200 and $0 for use of premises in New York, New York. The agreement was signed in August 2021 for twelve months, at a monthly rate of $200, and is exempt from ASC 842 lease accounting due to its short term.

The Company has entered into an employment agreement with Steven Saunders, our Chief Commercial Officer and Director. The term is three years commencing July 1, 2021. Mr. Saunders is to receive monthly cash compensation of $15,000 reduced by $3,820 until at least $5,000,000 funding has been received through the S-1 offering.

The Company entered into employment agreement with Stephen Morris, our Founder and Chief Technology Officer, the term is three years commencing July 1, 2021. Mr. Morris is to receive monthly cash compensation of $15,000 reduced by $4,790 until at least $5,000,000 has been received through the S-1 offering.

The Company has entered into an employment agreement with Rik Willard to act as Chief Executive Officer of the company and as Director. The term is 1 year commencing August 15, 2021. Mr. Willard is to receive monthly cash compensation of $15,000 reduced by $7,500 until at least $5,000,000 funding has been received through the S-1 offering. Mr. Willard was also granted a signing bonus of 102,040 restricted shares, which were issued in June 2021.

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these consolidated financial statements and noted the following events requiring disclosure:

Corporate Governance

On January 29, 2022, the Company dismissed Ms. Neeta Shah as our Chief Financial Officer. There was no known disagreement with Ms. Shaw on any matter relating to our operations, policies or practices.

On January 31, 2022, our Board of Directors appointed Ms. Virginia Mackin as our interim Chief Financial Officer. Ms. Mackin has acted as our Financial Controller. We have compensated her in this role with an annual salary of $60,000 USD, which will increase to $100,000 USD in April 2022.

White Lion Capital LLC

On February 1, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with White Lion Capital LLC (“White Lion”). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause White Lion to purchase up to $10 million (the “Commitment Amount”) of our common stock shares during the period beginning on February 1, 2022 and ending on the earlier of (i) the date on which White Lion has purchased a number of our common stock shares pursuant to the Purchase Agreement equal to the Commitment Amount or (ii) December 31, 2022, 90% of the lowest daily VWAP of the Company’s common stock during the “ the five (5) Business days prior to the closing date

F-42

The Company has agreed to issue 103,000 shares of Common Stock to the White Lion in consideration for entering into the Purchase Agreement. If the Company fails to issue $3,000,000 in shares by December 31, 2022, White Lion shall be entitled to another 103,000 commitment shares. The shares were issued to White Lion on February 2, 2022.

On February 1, 2022, the Company entered into a Registration Rights Agreement with White Lion. The Company agreed to use all reasonable efforts to register, and keep registered, for resale, 25,000,000 shares issued pursuant to the Purchase Agreement with the Securities and Exchange Commission and agreed to file within twenty (20) business days from the date of execution, covering the resale of the shares issued pursuant to the Purchase Agreement. The Company agreed to cover all of the expenses incurred in connection with such registration.

On February 4, 2022, the Company entered into a $20,000 Promissory Note with White Lion. The Promissory Note is non-interest bearing and repayable on May 1, 2022. The Company received $15,000, net of $5,000 issue discount.

On March 22, 2022 the Company entered into a Termination and Release Agreement with White Lion to extinguish the Common Stock Purchase Agreement and Registration Rights Agreement in exchange for the issuance of 103,000 shares of common stock to White Lion and a right to register 206,000 shares of common stock held by White Lion.

On March 22, 2022, the Company issued 103,000 shares of common stock in settlement of the Termination and Release Agreement.

Series C Convertible Preferred Stock Designation

On or about March 4, 2022, the Company filed a Certificate of Designation with the Wyoming Secretary of State, which established 2,000 shares of the Company’s Series C Convertible Preferred Stock, Stated Value $1,200 per share.

The Company has the right to redeem the Series C Convertible Preferred Stock, in accordance with the following schedule:

•	If all of the Series C Convertible Preferred Stock are redeemed within 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days’ of written notice at a price equal to 115% of the Stated Value together with any accrued but unpaid dividends.

•
If all of the Series C Convertible Preferred Stock are redeemed after 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days of written notice at a price equal to 120% of the Stated Value together with any accrued but unpaid dividends; and

•	The Company shall pay a dividend of 8% per annum on the Series C Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series C Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series C Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series C Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series C Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price.

F-43

GHS Investments, LLC

On March 4, 2022, the Company entered into a Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to $700,000 of the Company’s Series C Convertible Preferred Stock in exchange for 700 shares of Series C Convertible Preferred Stock. The first tranche, promptly upon execution of the Securities Purchase Agreement, was for the purchase of 300 shares of Series C Convertible Preferred Stock for $300,000. The remaining tranches of shares shall occur so long as certain conditions are met as described in the GHS Securities Purchase Agreement.

On March 4, 2022, the Company issued to GHS the first tranche of 300 shares of Series C Convertible Preferred Stock, as well as commitment shares of 35 shares of Series C Convertible Preferred Stock and a warrant (the “GHS Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “GHS Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the GHS Warrant Shares.

On March 4, 2022, the Company entered into an Equity Financing Agreement (“Equity Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS. Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $15,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission.

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed 250% of the average daily trading dollar volume of the Company’s Common Stock during the ten trading days preceding the put, in an amount equaling less than $10,000 or greater than $1,000,000. Pursuant to the Equity Financing Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to 80% of the Market Price (as defined in the Equity Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean 90% of the Market Price, subject to a floor of $.01 per share. Puts may be delivered by the Company to GHS until the earlier of 24 months after the effectiveness of the Registration Statement or the date on which GHS has purchased an aggregate of $15,000,000 worth of Common Stock under the terms of the Equity Financing Agreement.

Additionally, concurrently with the execution of definitive agreements on March 4, 2022, the Company issued 587,039 common shares to GHS representing a dollar value equal to 1.0% of the Commitment Amount (the “Commitment Shares”). The Commitment Shares shall be calculated at the applicable Purchase Price on the trading day immediately preceding the execution of definitive agreements.

Proactive Capital Partners LP

On March 9, 2022, the Company entered a Securities Purchase Agreement with Proactive Capital Partners LP (“Proactive”), whereby Proactive agreed to purchase 160 shares of Series C Preferred Stock for $160,000.

The Company agreed to issue Proactive commitment shares of 8 shares of Series C Convertible Preferred Stock and a warrant (the “Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the Warrant Shares.

On March 9, the Company issued 168 shares of Series C Convertible Preferred stock to Proactive Capital Partners LP as per the Securities Purchase Agreement.

Shares Issued for Services

On February 23, 2022, the Company issued 147,960 shares of common stock to Matthew Loeb, in consideration of $75,460 in services rendered in his capacity as Chair of the Executive Board of the Company.

On March 17, 2022, the Company issued 19,250 shares for $8,855 in Investor relation services, as per the contract signed July 1, 2021.

F-44

_______________ Units

Each Unit Consisting of One Share of Common Stock and

One Warrant to Purchase One Share of Common Stock

PROSPECTUS

Sole Book-Running Manager

JOSEPH GUNNAR & CO., LLC

______________, 2022

Until [●], 2022 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as the underwriter and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, paid or payable by the Registrant in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee:

Amount to be Paid
SEC Registration Fee	$
FINRA Filing Fee
Initial Nasdaq Listing Fee
Printing and Engraving Fees and Expenses
Legal Fees and Expenses
Accounting Fees and Expenses
Transfer Agent and Registrar Fees and Expenses
Miscellaneous Fees and Expenses
Total	$

Item 14. Indemnification of Officers and Directors.

Our officers and directors are indemnified as provided by the Wyoming General Corporation Law and our By-Laws.

Section 17-16-856 of the Wyoming Business Corporation Act provides that a corporation may indemnify corporate “agents” (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

70

Item 15. Recent Sales of Unregistered Securities

In the two years preceding the filing of this registration statement, we have issued and sold the following securities that were not registered under the Securities Act of 1933, as amended:

On September 9, 2020, we issued 4,573,897 shares of Common Stock in connection with the acquisition of Bubblr Limited.

On January 18, 2021, we issued 2,650 shares of Common Stock in conversion of the Series B Preferred Stock.

On January 31, 2021, we issued 330,120 shares of Common Stock for services.

On May 3, 2021, we issued 7,000,000 shares of Common Stock for the settlement of debt.

On June 28 2021, we issued 204,080 shares of Common Stock for services.

On October 11, 2021, we issued 51,020 shares to Neeta Shah, as per her consulting agreement October 1, 2021.

On October 11, 2021, we issued 33,000 shares for Investor Relation services, as per the contract signed July 1, 2021.

On February 2, 2022 we issued 103,000 shares for an Equity incentive to White Lion Capital LLC.

On February 23, 2022, we issued 147,960 shares for Services.

On March 9, 2022 we issued 587,039 shares for an Equity incentive to GHS Investments, LLC.

On March 17, 2022, we issued 19,250 shares for Investor Relation services, as per the contract signed July 1, 2021.

On March 22, 2022 we issued 103,000 shares in connection with a Termination and Release Agreement that terminated the Common Stock Purchase Agreement and Registration Rights Agreement with White Lion Capital LLC.

By March 9 of 2022, we issued 503 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On April 25, 2022, we issued 200 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On May 23, 2022, we issued 100 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On May 30, 2022, we granted to our CEO and Director, Rik Willard 5,400,000 restricted stock units, which vest 2,700,000 annually over a period of two years. On the same date, we granted to our COO and Director, Steven Saunders, 3,000,000 restricted stock units, which vest 1,500,000 annually over a period of two years.

The following were issued during the three months ended June 30, 2022:

•	147,960 shares for Executive Board Chair services valued at $75,460;

•	67,079 shares for Investor Relations services valued at $22,980;

•	7,597,244 shares for Consultancy in regards the Merger with U.S. Wireless Online, Inc valued at $1,979,082;

•	587,039 shares as commitment shares under the Equity Financing Agreement with GHS;

•	206,000 shares to White Lion Capital, LLC as a result of a Termination and Release Agreement; and

•	903 shares of Series C Preferred Stock and 75% warrant coverage in connection with Securities Purchase Agreements with GHS and Proactive.

Subsequent to June 30, 2022, the Company issued

•	96,524 shares of Common Stock in connection with Investor Relation Services.

•	345,220 shares of Common Stock in connection with an agreement to waive a prohibition on borrowing over $200,000

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

71

Item 16.   Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Index

Exhibit No.	Exhibit Description
1.1	Form of Underwriting Agreement***

3.1	Amended and Restated Articles of Incorporation (1)

3.2	Amended and Restated Bylaws (11)

3.3	Certificate of Designation for Series C Convertible Preferred Stock (3)

4 .1	Form of Convertible Promissory Note(1)

4.2	Common Stock Purchase Warrant dated March 4, 2022 in favor of GHS Investments(6)

4.3	Common Stock Purchase Warrant dated March 9, 2022 in favor of Proactive Capital Partners LP (6)

4.4	Common Stock Purchase Warrant dated April 25, 2022 in favor of GHS Investments(5)

4.5	Common Stock Purchase Warrant dated May 25, 2022 in favor of GHS Investments(7)

4.6	Common Stock Purchase Warrant dated June 24, 2022 in favor of GHS Investments(10)

4.7	Form of Representative Warrant***

4.8	Form of Warrant***

5.1	Opinion of The Doney Law Firm***

10.1	Form of Note Purchase Agreement(1)

10.2	Employment Agreement dated July 1, 2021 with Steven Saunders(1)

10.3	Employment Agreement dated July 1, 2021 with Stephen Morris(1)

10.4	Employment Agreement dated August 16, 2021 with Rik Willard(1)

10.5	Loan Agreement dated January 10, 2016 with Stephen Morris(2)

10.6	Securities Purchase Agreement dated March 4, 2022 with GHS Investments(9)

10.7	Securities Purchase Agreement dated March 9, 2022 with Proactive Capital Partners LP(9)

72

10.8	Equity Financing Agreement dated March 9, 2022 with GHS Investments(3)

10.9	Registration Rights Agreement dated March 9, 2022 with GHS Investments(3)

10.10	Termination and Release Agreement dated March 22, 2022 with White Lion Capital LLC(4)

10.11	Amended and Restated Employment Agreement dated May 31, 2022 with Rik Willard(8)

10.12	Amended and Restated Employment Agreement dated May 31, 2022 with Steven Saunders(8)

10.13	2022 Equity Incentive Plan(8)

10.14	First Amendment to Loan Agreement dated May 23, 2022 with Stephen Morris(8)

10.15	Form of Lock-Up Agreement ***

10.15	Second Amendment to Loan Agreement dated September 6, 2022 with Stephen Morris(11)

10.16	Loan Agreement dated September 6, 2022(11)

14.1	Code of Business Conducts and Ethics**

21.1	List of Subsidiaries(1)

23.1	Consent of Pinnacle Accountancy Group of Utah**

23.2	Consent of the Doney Law Firm (contained in Exhibit 5.1)***

24.1	Power of Attorney (contained on signature page hereto)**

107	Filing Fee Table

 ** filed herewith

*** filed by amendment

(1)	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 9, 2021.
(2)	Incorporated by reference to the Form S-1/A, filed by the Company with the Securities and Exchange Commission on December 23, 2021
(3)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 10, 2022.
(4)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 28, 2022.
(5)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on April 26, 2022.
(6)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on May 4, 2022.
(7)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on May 25, 2022.
(8)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on June 1, 2022.
(9)	Incorporated by reference to the Form S-1/A, filed by the Company with the Securities and Exchange Commission on May 4, 2022
(10)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on June 29, 2022.
(11)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 7, 2022.

(b) Financial Statement Schedules.

None.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the information required to be included in a post-effective amendment by paragraphs (a)(1)(i), (a)(1) (ii) and (a)(1) (iii) above may be contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser;

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede, supplement or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

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(5)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 9, 2022.

By:	/s/ Rik Willard
Rik Willard
Chief Executive Officer, Principal Executive Officer and Director

By:	/s/ Virginia Mackin
Virginia Mackin
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer(interim)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rik Willard and Steven Saunders with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Rik Willard
Rik Willard Chief Executive Officer, Principal Executive Officer and Director
September 9, 2022

By:	/s/ Steven Saunders
Steven Saunders
Chief Commercial Officer & Director
September 9, 2022

By:	/s/ Matthew Loeb
Matthew Loeb Chairman and Director
September 9, 2022

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